Alternative Loan Trust 2006-J4

Final Term Sheet

$428,134,055 (Approximate)

CWALT, Inc.

Depositor

Countrywide Home Loans, Inc.

Sponsor and Seller

Countrywide Home Loans Servicing LP

Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

DATED JUNE 29, 2006

Mortgage Pass-Through Certificates, Series 2006-J4

Distributions payable monthly, beginning July 25, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class Certificate Balance/Initial Notional Amount(1)		Pass-Through Rate(2)		Initial Class Certificate Balance/Initial Notional Amount(1)		Pass-Through Rate(2)
Class 1-A-1	$30,000,000		Floating	Class 2-A-8	$36,000,000		6.00%
Class 1-A-2	$30,000,000	(3)	Floating	Class 2-A-9	$18,090,000		6.00%
Class 1-A-3	$38,600,000		6.25%	Class 2-A-10	$5,000,000		Variable
Class 1-A-4	$3,438,000		6.25%	Class 2-A-11	$20,000,000		Variable
Class 1-A-5	$8,697,000		6.25%	Class 2-A-12	$300,000		6.00%
Class 1-A-6	$2,029,000		6.25%	Class 2-A-13	$26,133,000		6.00%
Class 1-X	$78,872,718	(3)	Variable	Class 2-X	$302,353,475	(3)	Variable
Class 2-A-1	$99,980,000		6.00%	Class PO-1	$64,107		(4)
Class 2-A-2	$47,272,000		6.00%	Class PO-2	$1,201,348		(4)
Class 2-A-3	$25,700,000		Floating	Class A-R	$100		6.25%
Class 2-A-4	$65,700,000	(3)	Floating	Class M	$10,173,500		Variable
Class 2-A-5	$8,928,000		6.00%	Class B-1	$3,463,500		Variable
Class 2-A-6	$40,000,000		Floating	Class B-2	$2,164,500		Variable
Class 2-A-7	$900,000		6.00%

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5%.
(2)	The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates, the method of calculating their pass-through rates and their initial ratings, in the tables under “Summary — Description of the Certificates” on page 7 of this free writing prospectus.
(3)	The Class 1-A-2, Class 2-A-4, Class 1-X and Class 2-X Certificates are interest only notional amount certificates and their initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of all of the certificates offered.
(4)	The Class PO Certificates are principal only certificates and will not accrue interest.

Summary

Issuing Entity

Alternative Loan Trust 2006-J4, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See “The Depositor” in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

Approximately 4.95%, and 17.59% of the mortgage loans in loan group 1 and loan group 2, respectively, were originated by American Home Mortgage, approximately 11.73%, and 5.59% of the mortgage loans in loan group 1 and loan group 2, respectively, were originated by Flagstar Bank, FSB, approximately 28.40%, and 24.22% of the mortgage loans in loan group 1 and loan group 2, respectively, were originated by GreenPoint Mortgage Funding, Inc., approximately 11.77%, and 3.95% of the mortgage loans in loan group 1 and loan group 2, respectively, were originated by Lydian Private Bank and approximately 20.73%, and 25.58% of the mortgage loans in loan group 1 and loan group 2, respectively, were originated by MortgageIT, Inc. The remainder of the initial mortgage loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the initial mortgage loans in each loan group.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan in loan group 1 and for any mortgage loan in loan group 2 conveyed to the issuing entity on the closing date, the later of June 1, 2006 and the date of origination for that mortgage loan (the “initial cut-off date”).

For any mortgage loan in loan group 2 conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

Closing Date

On or about June 30, 2006.

Pre-Funding

If the aggregate stated principal balance as of the initial cut-off date of the group 2 mortgage loans conveyed to the issuing entity on the closing date is less than $345,937,292, an account (the “pre-funding account”) will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the “pre-funded amount”).

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $65,501,228.

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) July 31, 2006.

Use of Pre-Funded Amount:

The pre-funded amount is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the supplemental mortgage loans.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

The Mortgage Loans

The mortgage loans will consist of two loan groups. Each loan group will consist primarily of 30-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Additional mortgage loans may be included during the funding period. Further, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the initial cut-off date information regarding the actual initial mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the initial mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

Loan Group 1

Aggregate Current Principal Balance	$86,960,365
Geographic Concentrations in excess of 10%:
California	46.32%
Weighted Average Original LTV Ratio	70.30%
Weighted Average Mortgage Rate	6.724%
Range of Mortgage Rates	5.250% to 7.125%
Average Current Principal Balance	$424,197
Range of Current Principal Balances	$23,750 to $4,000,000
Weighted Average Remaining Term to Maturity	359 months
Weighted Average FICO Credit Score	721

Loan Group 2

Aggregate Current Principal Balance	$280,436,064
Geographic Concentrations in excess of 10%:
California	30.07%
Weighted Average Original LTV Ratio	69.16%
Weighted Average Mortgage Rate	6.661%
Range of Mortgage Rates	5.375% to 7.750%
Average Current Principal Balance	$251,287
Range of Current Principal Balances	$44,500 to $1,178,582
Weighted Average Remaining Term to Maturity	359 months
Weighted Average FICO Credit Score	726

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance /Initial Notional Amount(1)	Type	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Offered Certificates

Class 1-A-1	$30,000,000	Senior/Floating Pass-Through Rate	AAA	Aaa

Class 1-A-2	$30,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa

Class 1-A-3	$38,600,000	Senior/Fixed Pass-Through Rate/Super Senior	AAA	Aaa

Class 1-A-4	$3,438,000	Senior/Fixed Pass-Through Rate	AAA	Aaa

Class 1-A-5	$8,697,000	Senior/Fixed Pass-Through Rate/NAS	AAA	Aaa

Class 1-A-6	$2,029,000	Senior/Fixed Pass-Through Rate/Support	AAA	Aaa

Class 1-X	$78,872,718	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	Aaa

Class 2-A-1	$99,980,000	Senior/Fixed Pass-Through Rate/Planned Balance	AAA	Aaa

Class 2-A-2	$47,272,000	Senior/Fixed Pass-Through Rate/Planned Balance	AAA	Aaa

Class 2-A-3	$25,700,000	Senior/Floating Pass-Through Rate/Companion	AAA	Aaa

Class 2-A-4	$65,700,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa

Class 2-A-5	$8,928,000	Senior/Fixed Pass-Through Rate/Companion	AAA	Aaa

Class 2-A-6	$40,000,000	Senior/Floating Pass-Through Rate/Super Senior/Companion	AAA	Aaa

Class 2-A-7	$900,000	Senior/Fixed Pass-Through Rate/Support/Companion	AAA	N/R

Class 2-A-8	$36,000,000	Senior/Fixed Pass-Through Rate/Planned Balance	AAA	Aaa

Class	Initial Class Certificate Balance /Initial Notional Amount(1)		Type	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Class 2-A-9	$18,090,000		Senior/Fixed Pass-Through Rate/Planned Balance	AAA	Aaa

Class 2-A-10	$5,000,000		Senior/Variable Pass-Through Rate/Targeted Balance/Accretion Directed/Companion	AAA	Aaa

Class 2-A-11	$20,000,000		Senior/Variable Pass-Through Rate/Targeted Balance/Accretion Directed/Companion	AAA	Aaa

Class 2-A-12	$300,000		Senior/Fixed Pass-Through Rate/Accrual/Companion	AAA	Aaa

Class 2-A-13	$26,133,000		Senior/Fixed Pass-Through Rate/NAS	AAA	Aaa

Class 2-X	$302,353,475		Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	Aaa

Class PO-1	$64,107		Senior/Principal Only	AAA	Aaa

Class PO-2	$1,201,348		Senior/Principal Only	AAA	Aaa

Class A-R	$100		Senior/Residual	AAA	Aaa

Class M	$10,173,500		Subordinate/Variable Pass-Through Rate	AA	N/R

Class B-1	$3,463,500		Subordinate/Variable Pass-Through Rate	A	N/R

Class B-2	$2,164,500		Subordinate/Variable Pass-Through Rate	BBB	N/R

Non-Offered Certificates(3)

Class B-3	$1,948,500		Subordinate/Variable Pass-Through Rate

Class B-4	$1,515,500		Subordinate/Variable Pass-Through Rate

Class B-5	$1,299,600		Subordinate/Variable Pass-Through Rate

Class P	$100	(4)	Prepayment Charges

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.
(2)

The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). “N/R” indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.
(3)	The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.
(4)	The Class P Certificates also have a notional amount equal to the aggregate stated principal balance as of the initial cut-off date of the initial mortgage loans that require the payment of a prepayment charge.

The certificates also will have the following characteristics:

Class	Pass-Through Rate (1)	Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	LIBOR + 0.80%	25th to 24th (2)	30/360(4)
Class 1-A-2	5.45% - LIBOR	25th to 24th (2)	30/360(4)
Class 1-A-3	6.25%	calendar month (3)	30/360(4)
Class 1-A-4	6.25%	calendar month (3)	30/360(4)
Class 1-A-5	6.25%	calendar month (3)	30/360(4)
Class 1-A-6	6.25%	calendar month (3)	30/360(4)
Class 2-A-1	6.00%	calendar month (3)	30/360(4)
Class 2-A-2	6.00%	calendar month (3)	30/360(4)
Class 2-A-3	LIBOR + 0.70%	25th to 24th (2)	30/360(4)
Class 2-A-4	5.30% - LIBOR	25th to 24th (2)	30/360(4)
Class 2-A-5	6.00%	calendar month (3)	30/360(4)
Class 2-A-6	LIBOR + 0.70%	25th to 24th (2)	30/360(4)
Class 2-A-7	6.00%	calendar month (3)	30/360(4)
Class 2-A-8	6.00%	calendar month (3)	30/360(4)
Class 2-A-9	6.00%	calendar month (3)	30/360(4)
Class 2-A-10	(5)	calendar month (3)	30/360(4)
Class 2-A-11	(6)	calendar month (3)	30/360(4)
Class 2-A-12	6.00%	calendar month (3)	30/360(4)
Class 2-A-13	6.00%	calendar month (3)	30/360(4)
Class 1-X	(7)	calendar month (3)	30/360(4)
Class 2-X	(8)	calendar month (3)	30/360(4)
Class A-R	6.25%	calendar month (3)	30/360(4)
Class PO-1	(9)	N/A	N/A
Class PO-2	(9)	N/A	N/A
Class M	(10)	calendar month (3)	30/360(4)
Class B-1	(10)	calendar month (3)	30/360(4)
Class B-2	(10)	calendar month (3)	30/360(4)
Non-Offered Certificates
Class B-3	(10)	calendar month (3)	30/360(4)
Class B-4	(10)	calendar month (3)	30/360(4)
Class B-5	(10)	calendar month (3)	30/360(4)
Class P	N/A	N/A	N/A

(1)	The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates – Determination of LIBOR.”

(2)	The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.
(3)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.
(4)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.
(5)	The pass-through rate for the Class 2-A-10 Certificates for the interest accrual period related to any distribution date will be determined as follows: (i) if LIBOR is less than or equal to 7.25%, the pass-through rate for the Class 2-A-10 Certificates will be 0.00% per annum and (ii) if LIBOR is greater than 7.25%, the pass-through rate for the Class 2-A-10 Certificates will be 30.00% per annum.
(6)	The pass-through rate for the Class 2-A-11 Certificates for the interest accrual period related to any distribution date will be determined as follows: (i) if LIBOR is less than or equal to 7.25%, the pass-through rate for the Class 2-A-11 Certificates will be 7.50% per annum and (ii) if LIBOR is greater than 7.25%, the pass-through rate for the Class 2-A-11 Certificates will be 0.00% per annum.
(7)	The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.25%. See “Description of the Certificates — Interest” in this free writing prospectus.
(8)	The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See “Description of the Certificates — Interest” in this free writing prospectus.
(9)	The Class PO-1 and Class PO-2 Certificates are principal only certificates and are not entitled to any distributions of interest. See “Description of the Certificates” in this free writing prospectus.
(10)	The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:
•	6.25% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date, and
•	6.00% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date. See “Description of Certificates — Interest” in this free writing prospectus.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-X, Class PO-1 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-X and Class PO-2 Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates and Group 2 Senior Certificates

Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates

Subordinated Certificates	Class M and Class B Certificates

LIBOR Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-6 Certificates

Class X Certificates	Class 1-X and Class 2-X Certificates

Class PO Certificates	Class PO-1 and Class PO-2 Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates	Class 1-A-2, Class 2-A-4, Class 1-X and Class 2-X Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Record Date

The last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class 1-A-4, Class 2-A-2, Class 2-A-5, Class 2-A-9 and Class A-R Certificates:

$25,000 and multiples of $1.00 in excess thereof.

Class 1-A-4, Class 2-A-2, Class 2-A-5, Class 2-A-9 Certificates:

$1,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in July 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive or accrete:

•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

•	any interest that was not paid or accreted on prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

The Class 2-A-12 Certificates are accrual certificates. Interest will accrue on the Class 2-A-12 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class 2-A-12 Certificates until the accrual termination date, which is the earlier of:

•	the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

•	the distribution date on which the aggregate class certificate balance of the Class 2-A-10 and Class 2-A-11 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the class certificate balance of the Class 2-A-12 Certificates on the related distribution date.

The Class PO Certificates do not bear interest.

See “Description of the Certificates — Interest” in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

•	prepayments on the mortgage loans (to the extent not offset by compensating interest); and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates, based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class’ share of the assumed balance, as described more fully under “Description of the Certificates — Interest”), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution or accretion of the interest entitlement on the related certificates in the order described below under “— Priority of Distributions Among Certificates”, interest will be distributed or accreted on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Corridor Contracts

Countrywide Home Loans, Inc. has purchased three interest rate corridor contracts, each of which will be assigned to the trustee on behalf of a separate supplemental trust fund created under the pooling and servicing agreement:

•	the Class 1-A-1 corridor contract,

•	the Class 2-A-3 corridor contract, and

•	the Class 2-A-6 corridor contract.

On or prior to the applicable corridor contract termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the corridor contracts will be available as described in this free writing prospectus to make payments of the related yield supplement amounts to the Class 1-A-1, Class 2-A-3 and Class 2-A-6 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds (i) with respect to the Class 1-A-1 Certificates, 5.45%, with a ceiling of 8.70%, (ii) with respect to the Class 2-A-3 Certificates, 5.30%, with a ceiling of 8.80% and (iii) with respect to the Class 2-A-6 Certificates, 5.30%, with a ceiling of 9.30%.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Certificates, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in loan group 1 with a net mortgage rate less than 6.25% will be equal to the net mortgage rate divided by 6.25% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in loan group 1 with a net mortgage rate equal to or greater than 6.25%, the non-PO percentage will be 100% and the PO percentage will be 0%. The non-PO percentage with respect to any mortgage loan in loan group 2 with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in loan group 2 with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Certificates) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

•	in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

•	in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

The Class X Certificates do not have class

certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See “Description of the Certificates — Principal” in this free writing prospectus.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•	partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

•	any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the trustee fee due to the trustee;

•	lender-paid mortgage insurance premiums, if any;

•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

•	all prepayment charges (which are distributable only to the Class P Certificates); and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1 and loan group 2 will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate. The master servicer fee rate for each mortgage loan will range from 0.200% to 0.250% per annum. As of the initial cut-off date, the weighted average master servicing fee rate for the loans in loan group 1 and loan group 2 will be 0.207% and 0.241% per annum, respectively. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates —Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to each loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•	to any deferred amounts payable on the Class PO Certificates related to each loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

•	to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under “—Priority of Distributions Among Certificates” first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Certificates) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class 2-A-12 Certificates added to its class certificate balance will be distributed as follows:

•	first, concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for such distribution date (as described under “Principal Balance Schedules” in this free writing prospectus); and

•	second, to the Class 2-A-12 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates( other than the notional amount certificates and Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 1

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) to the Class 1-A-5 Certificates, the group 1 priority amount (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until its class certificate balance is reduced to zero;

(3) in an amount up to $1,000 on each distribution date, to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero;

(4) in an amount up to $437,000 on each distribution date, concurrently, to the Class 1-A-3 and Class 1-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(5) to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero;

(6) concurrently, to the Class 1-A-3 and Class 1-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(7) to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero; and

(6) to the Class 1-A-5 Certificates, without regard to the group 1 priority amount, until its class certificate balance is reduced to zero.

Distributions with Respect to Loan Group 2

•	Concurrently:

A) 75.8180705019%, sequentially:

i) to the Class 2-A-13 Certificates, the group 2 priority amount (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until its class certificate balance is reduced to zero;

ii) sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus);

iii) concurrently, to the Class 2-A-3, Class 2-A-6 and Class 2-A-7 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

iv) to the Class 2-A-5 Certificates, until its class certificate balance is reduced to zero;

v) sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

vi) to the Class 2-A-13 Certificates, without regard to the group 2 priority amount, until its class certificate balance is reduced to zero; and

B) 24.1819294981%, sequentially:

i) sequentially, to the Class 2-A-8 and Class 2-A-9 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus);

ii) concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus);

iii) to the Class 2-A-12 Certificates, until its class certificate balance is reduced to zero;

iv) concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, pro rata, without regard to their aggregate targeted balance for that distribution date, until their respective class certificate balances are reduced to zero; and

v) sequentially, to the Class 2-A-8 and Class 2-A-9 Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each class of Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

•	available funds for the related loan group remaining after distribution and accretion of interest on the senior certificates in the same certificate group; and

•	a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to all loan groups, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as “restricted classes”), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

•	the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related class of Class PO Certificates; provided, however, that on or before the related senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on that class of Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

•	the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

•	first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

•	second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Certificates) related to that loan group, pro rata, based upon their respective class certificate balances, or in the case of the Class 2-A-12 Certificates, on the basis of the lesser of its class certificate balance immediately prior to that distribution date and its initial class certificate balance, except that (i) the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-3 Certificates will instead be allocated to the Class 1-A-6 Certificates, until its Class Certificate Balance is reduced to zero and (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-6 Certificates will instead be allocated to the Class 2-A-7 Certificates, until its Class Certificate Balance is reduced to zero.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under “— Allocation of Realized Losses.” Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under “— Allocation of Losses.”

Additionally, as described above under “— Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See “Description of the Certificates — Allocation of Losses” in this free writing prospectus and “Credit Enhancement — Subordination” in the prospectus.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the related Class PO Certificates and the related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Certificates and the related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Certificates and the related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an “undercollateralization distribution”). If the senior certificates, other than the related Class PO Certificates and the related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Certificates and the related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth below under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” and “— Subordinated Principal Distribution Amount.”

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-1, Class 2-A-3 and Class 2-A-6 Certificates will also represent the right to receive yield supplement amounts from a supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, the corridor contracts and the corridor contract reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-1, Class 2-A-3 and Class 2-A-6 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions.

A fiduciary of such plans or arrangements must determine that the purchase of a Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

Legal Investment

The senior certificates and the Class M Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in the prospectus.

Loan Group 1 Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.001 - 5.500	1	$49,943	0.06%	49,943	5.250	359	672	15.0
6.001 - 6.500	61	24,223,336	27.86	397,104	6.482	358	723	68.9
6.501 - 7.000	137	60,284,066	69.32	440,030	6.807	359	721	70.7
7.001 - 7.500	6	2,403,021	2.76	400,503	7.125	359	696	74.6

Total	205	$86,960,365	100.00%

(1)	As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 was approximately 6.724% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$0.01 - $50,000.00	7	$288,768	0.33%	41,253	6.645	359	726	50.4
$50,000.01 - $100,000.00	28	2,170,059	2.50	77,502	6.655	358	726	67.0
$100,000.01 - $150,000.00	15	1,917,279	2.20	127,819	6.717	359	710	73.2
$150,000.01 - $200,000.00	16	2,827,837	3.25	176,740	6.696	357	713	71.5
$200,000.01 - $250,000.00	7	1,597,134	1.84	228,162	6.737	358	707	69.3
$250,000.01 - $300,000.00	5	1,348,350	1.55	269,670	6.947	360	714	75.6
$350,000.01 - $400,000.00	5	1,885,061	2.17	377,012	6.601	358	688	70.3
$400,000.01 - $450,000.00	11	4,731,522	5.44	430,138	6.683	359	724	71.6
$450,000.01 - $500,000.00	32	15,408,904	17.72	481,528	6.719	359	711	73.7
$500,000.01 - $550,000.00	22	11,467,402	13.19	521,246	6.759	359	722	73.8
$550,000.01 - $600,000.00	17	9,832,843	11.31	578,403	6.655	359	722	71.9
$600,000.01 - $650,000.00	12	7,481,993	8.60	623,499	6.844	359	704	72.9
$650,000.01 - $700,000.00	4	2,766,044	3.18	691,511	6.719	358	718	78.2
$700,000.01 - $750,000.00	8	5,841,520	6.72	730,190	6.690	359	728	68.1

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$750,000.01 - $1,000,000.00	14	12,246,640	14.08	874,760	6.675	358	734	65.0
$1,000,000.01 - $1,500,000.00	1	1,149,010	1.32	1,149,010	6.750	359	678	46.0
Greater than $2,000,000.01	1	4,000,000	4.60	4,000,000	6.875	357	776	57.2

Total	205	$86,960,365	100.00%

(1)	As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately $424,197.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 - 620	2	$388,655	0.45%	194,328	6.605	359	609	65.6
621 - 640	3	1,327,963	1.53	442,654	6.588	358	626	73.4
641 - 660	11	5,113,393	5.88	464,854	6.799	358	651	70.2
661 - 680	31	12,583,862	14.47	405,931	6.760	359	673	67.4
681 - 700	42	15,984,099	18.38	380,574	6.719	359	691	72.1
701 - 720	27	11,259,484	12.95	417,018	6.729	358	712	71.1
721 - 740	19	7,779,437	8.95	409,444	6.678	359	729	69.4
741 - 760	25	9,911,475	11.40	396,459	6.773	359	750	75.9
761 - 780	27	14,146,933	16.27	523,960	6.714	358	773	64.9
781 - 800	16	7,187,063	8.26	449,191	6.621	358	792	72.6
801 - 820	2	1,278,000	1.47	639,000	6.850	359	808	76.6

Total	205	$86,960,365	100.00%

(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 721.

Documentation Program for Initial Mortgage Loans

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	121	$48,224,919	55.46%	398,553	6.746	359	718	71.0
Full/Alternative	42	18,852,012	21.68	448,857	6.672	358	716	75.3
Stated Income/Stated Asset	18	8,123,052	9.34	451,281	6.716	358	730	69.4
No Income/No Asset	7	5,602,104	6.44	800,301	6.820	358	766	58.5
No Ratio	15	5,148,792	5.92	343,253	6.644	359	713	62.9
FULL-DU(1)	2	1,009,486	1.16	504,743	6.600	359	658	53.2

Total	205	$86,960,365	100.00%

(1)	Fannie Mae Desktop Underwriter is an automated underwriting system (AUS).

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	9	$3,011,330	3.46%	334,592	6.608	359	695	39.0
50.01 - 55.00	12	5,656,409	6.50	471,367	6.612	359	719	52.9
55.01 - 60.00	17	10,843,367	12.47	637,845	6.766	358	739	57.4
60.01 - 65.00	16	7,326,442	8.43	457,903	6.667	358	715	64.5
65.01 - 70.00	33	9,884,946	11.37	299,544	6.778	359	718	69.2
70.01 - 75.00	30	13,395,472	15.40	446,516	6.740	359	727	73.5
75.01 - 80.00	88	36,842,399	42.37	418,664	6.729	359	718	79.6

Total	205	$86,960,365	100.00%

(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 70.30%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	1	$524,000	0.60%	524,000	6.750	359	768	78.3
Arkansas	1	55,270	0.06	55,270	6.875	356	670	64.9
Arizona	10	4,453,240	5.12	445,324	6.709	358	737	70.3
California	67	40,275,953	46.32	601,134	6.705	359	724	69.1
Colorado	3	1,690,424	1.94	563,475	6.643	358	742	77.1
Connecticut	4	1,292,518	1.49	323,129	6.944	356	720	73.1
District of Columbia	1	205,000	0.24	205,000	6.750	360	689	65.0
Florida	21	5,229,769	6.01	249,037	6.784	358	700	71.8
Georgia	4	1,124,850	1.29	281,213	6.778	359	693	78.4
Hawaii	1	245,000	0.28	245,000	6.875	358	735	68.1
Illinois	1	167,862	0.19	167,862	7.000	359	712	70.0
Indiana	1	484,000	0.56	484,000	6.500	359	778	52.4
Louisiana	3	1,077,415	1.24	359,138	6.567	357	703	78.3
Maryland	8	4,241,991	4.88	530,249	6.842	359	727	73.7
Maine	1	134,508	0.15	134,508	6.500	356	764	75.0
Michigan	2	203,563	0.23	101,782	7.000	359	716	80.0
Minnesota	3	736,425	0.85	245,475	6.695	358	771	71.1
Missouri	4	292,588	0.34	73,147	6.587	358	774	62.6
North Carolina	5	562,837	0.65	112,567	6.727	359	704	73.0
New Jersey	5	2,406,388	2.77	481,278	6.778	358	704	61.4
New Mexico	2	251,601	0.29	125,801	6.838	358	708	72.0
Nevada	5	2,219,961	2.55	443,992	6.634	358	733	78.2
New York	12	7,119,489	8.19	593,291	6.770	359	709	71.8
Ohio	6	976,131	1.12	162,688	6.736	359	723	79.4
Oregon	7	2,558,881	2.94	365,554	6.700	359	720	71.1
Pennsylvania	2	48,500	0.06	24,250	7.061	358	709	69.3
Rhode Island	1	262,500	0.30	262,500	7.000	360	676	70.0
Tennessee	2	1,138,895	1.31	569,447	6.681	358	690	65.5
Texas	9	2,874,536	3.31	319,393	6.636	357	721	65.2
Virginia	7	2,063,722	2.37	294,817	6.706	359	703	73.2
Washington	6	2,042,546	2.35	340,424	6.732	358	726	67.0

Total	205	$86,960,365	100.00%

(1)	As of the initial cut-off date, no more than approximately 4.600% of the Initial Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (cash-out)	91	$42,071,962	48.38%	462,329	6.733	358	715	66.5
Purchase	74	27,022,641	31.07	365,171	6.700	359	736	75.3
Refinance (rate/term)	40	17,865,762	20.54	446,644	6.739	359	713	71.6

Total	205	$86,960,365	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	123	$54,349,422	62.50%	441,865	6.720	359	721	70.4
Planned Unit Development	52	22,883,496	26.31	440,067	6.724	358	721	70.3
2-4 Family Residence	18	6,039,971	6.95	335,554	6.742	358	716	70.3
Condominium	12	3,687,475	4.24	307,290	6.755	359	723	69.1

Total	205	$86,960,365	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Owner Occupied	141	$69,267,821	79.65%	491,261	6.730	359	721	72.2
Investment Property	54	12,216,143	14.05	226,225	6.678	358	718	64.3
Secondary Residence	10	5,476,400	6.30	547,640	6.751	359	727	59.9

Total	205	$86,960,365	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	60	$26,941,935	30.98%	449,032	6.775	360	718	72.2
359	58	25,054,138	28.81	431,968	6.707	359	714	68.8
358	49	18,928,595	21.77	386,298	6.648	358	725	72.8
357	13	8,337,326	9.59	641,333	6.779	357	747	62.0
356	11	3,173,646	3.65	288,513	6.852	356	723	71.6
355	10	3,234,307	3.72	323,431	6.562	355	721	74.7
354	4	1,290,417	1.48	322,604	6.834	354	678	61.6

Total	205	$86,960,365	100.00%

(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 359 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	126	$42,675,586	49.07%	338,695	6.704	359	716	68.9
60	6	3,639,000	4.18	606,500	6.708	359	713	59.0
120	73	40,645,779	46.74	556,791	6.746	358	726	72.7

Total	205	$86,960,365	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	162	$65,470,601	75.29%	404,140	6.735	359	719	71.4
12	4	2,632,488	3.03	658,122	6.581	359	715	71.4
24	1	139,230	0.16	139,230	7.000	360	680	70.0
36	33	17,751,175	20.41	537,914	6.713	358	727	65.8
60	5	966,872	1.11	193,374	6.541	358	732	77.4

Total	205	$86,960,365	100.00%

Loan Group 2

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.001 – 5.500	1	$235,355	0.08%	235,355	5.375	320	563	76.9
5.501 – 6.000	35	13,672,670	4.88	390,648	5.895	354	731	68.0
6.001 – 6.500	296	85,276,305	30.41	288,096	6.364	358	729	67.3
6.501 – 7.000	675	157,910,372	56.31	233,941	6.820	359	725	69.4
7.001 – 7.500	108	23,169,493	8.26	214,532	7.127	359	722	74.9
7.501 – 8.000	1	171,870	0.06	171,870	7.750	355	709	74.4

Total	1116	$280,436,064	100.00%

(1)	The lender acquired mortgage insurance Initial Mortgage Loans in loan group 2 are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (net of such premiums) was approximately 6.659% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 was approximately 6.661% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$0.01 - $50,000.00	3	$144,500	0.05%	48,167	6.880	360	713	45.8
$50,000.01 - $100,000.00	72	5,873,810	2.09	81,581	6.831	359	726	61.4
$100,000.01 - $150,000.00	215	27,219,356	9.71	126,602	6.769	358	729	70.0
$150,000.01 - $200,000.00	209	36,779,270	13.12	175,977	6.748	358	721	70.2
$200,000.01 - $250,000.00	167	37,130,726	13.24	222,340	6.703	358	717	70.2
$250,000.01 - $300,000.00	158	43,623,066	15.56	276,095	6.706	359	727	71.0
$300,000.01 - $350,000.00	77	24,984,031	8.91	324,468	6.687	359	723	69.6
$350,000.01 - $400,000.00	77	28,835,286	10.28	374,484	6.614	359	720	69.4
$400,000.01 - $450,000.00	51	21,307,850	7.60	417,801	6.617	359	719	65.7
$450,000.01 - $500,000.00	24	11,526,646	4.11	480,277	6.355	358	752	70.8
$500,000.01 - $550,000.00	12	6,296,791	2.25	524,733	6.529	358	727	68.3
$550,000.01 - $600,000.00	14	8,135,808	2.90	581,129	6.512	359	744	70.7
$600,000.01 - $650,000.00	14	8,792,542	3.14	628,039	6.456	359	726	69.9
$650,000.01 - $700,000.00	5	3,375,250	1.20	675,050	6.771	360	732	70.1
$700,000.01 - $750,000.00	2	1,456,902	0.52	728,451	6.362	353	750	69.5
$750,000.01 - $1,000,000.00	14	12,614,646	4.50	901,046	6.482	359	753	62.4
$1,000,000.01 - $1,500,000.00	2	2,339,582	0.83	1,169,791	6.937	359	726	59.7

Total	1116	$280,436,064	100.00%

(1)	As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $251,287.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
561 - 580	1	$235,355	0.08%	235,355	5.375	320	563	76.9
601 - 620	9	2,406,247	0.86	267,361	6.820	358	612	67.4
621 - 640	7	1,948,986	0.69	278,427	6.553	358	628	73.6
641 - 660	27	6,380,303	2.28	236,308	6.758	355	654	67.2
661 - 680	140	32,722,225	11.67	233,730	6.695	359	672	66.6
681 - 700	168	41,139,217	14.67	244,876	6.654	359	691	67.2
701 - 720	184	45,143,150	16.10	245,343	6.675	358	710	69.9
721 - 740	164	39,390,297	14.05	240,185	6.680	358	730	71.2
741 - 760	161	43,345,669	15.46	269,228	6.690	359	751	70.2
761 - 780	130	34,682,568	12.37	266,789	6.618	359	770	69.9
781 - 800	95	24,850,580	8.86	261,585	6.597	358	789	67.6
801 - 820	30	8,191,468	2.92	273,049	6.555	358	807	71.7

Total	1116	$280,436,064	100.00%

(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 726.

Documentation Program for Initial Mortgage Loans

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	619	$153,239,190	54.64%	247,559	6.705	359	723	66.8
Full/Alternative	320	85,033,450	30.32	265,730	6.581	358	728	73.9
No Ratio	71	16,649,081	5.94	234,494	6.627	359	730	68.7
Stated Income/Stated Asset	56	14,139,149	5.04	252,485	6.713	358	737	72.4
No Income/No Asset	45	8,679,362	3.09	192,875	6.820	359	729	61.6
FULL-DU(1)	5	2,695,833	0.96	539,167	6.126	359	741	61.8

Total	1116	$280,436,064	100.00%

(1)	Fannie Mae Desktop Underwriter is an automated underwriting system (AUS).

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50.00	127	$28,311,491	10.10%	222,925	6.629	359	726	41.9
50.01 – 55.00	67	16,851,613	6.01	251,517	6.613	357	723	52.8
55.01 – 60.00	79	22,693,973	8.09	287,265	6.655	359	715	57.9
60.01 – 65.00	108	32,898,906	11.73	304,619	6.541	359	729	63.2
65.01 – 70.00	123	29,703,228	10.59	241,490	6.665	359	719	68.8
70.01 – 75.00	109	31,407,344	11.20	288,141	6.641	358	721	74.0
75.01 – 80.00	463	109,862,906	39.18	237,285	6.708	359	732	79.7
80.01 – 85.00	3	741,415	0.26	247,138	7.099	358	730	82.4
85.01 – 90.00	20	4,032,568	1.44	201,628	6.702	355	726	89.8
90.01 – 95.00	13	3,144,660	1.12	241,897	6.781	358	740	94.9
95.01 – 100.00	4	787,959	0.28	196,990	6.946	359	691	100.0

Total	1116	$280,436,064	100.00%

(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 69.16%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alaska	1	$126,263	0.05%	126,263	7.125	342	782	95.0
Alabama	6	1,440,712	0.51	240,119	6.503	360	764	81.1
Arkansas	2	317,831	0.11	158,916	6.593	357	671	77.9
Arizona	63	13,332,419	4.75	211,626	6.758	359	714	69.9
California	250	84,330,157	30.07	337,321	6.574	358	730	63.4
Colorado	37	7,951,652	2.84	214,910	6.672	359	753	76.2
Connecticut	13	3,379,033	1.20	259,926	6.453	357	721	67.6
District of Columbia	1	284,200	0.10	284,200	6.875	360	677	80.0
Delaware	1	220,901	0.08	220,901	7.125	359	672	63.2
Florida	115	27,108,321	9.67	235,725	6.743	358	722	74.0
Georgia	31	5,615,923	2.00	181,159	6.841	358	725	71.1
Hawaii	20	7,381,834	2.63	369,092	6.603	359	711	67.9
Iowa	1	314,915	0.11	314,915	6.500	359	693	80.0
Idaho	13	2,072,877	0.74	159,452	6.759	359	722	71.3
Illinois	22	4,730,375	1.69	215,017	6.800	359	734	66.7
Indiana	5	645,458	0.23	129,092	6.757	358	720	72.3
Kansas	2	626,810	0.22	313,405	6.583	359	722	77.9
Kentucky	4	639,490	0.23	159,873	6.797	355	751	72.6
Massachusetts	15	3,521,227	1.26	234,748	6.748	359	727	66.2
Maryland	35	8,742,419	3.12	249,783	6.651	359	719	67.8
Maine	2	312,724	0.11	156,362	6.677	359	741	69.5
Michigan	16	3,383,406	1.21	211,463	6.597	358	726	77.6
Minnesota	21	4,758,975	1.70	226,618	6.664	359	726	75.6
Missouri	11	2,015,551	0.72	183,232	6.852	359	711	76.4
Mississippi	2	273,410	0.10	136,705	6.272	348	728	89.7
Montana	3	608,462	0.22	202,821	6.690	359	758	57.2
North Carolina	19	3,207,729	1.14	168,828	6.640	359	736	70.2
Nebraska	3	548,569	0.20	182,856	6.774	359	677	80.0
New Hampshire	2	269,939	0.10	134,969	6.875	358	660	68.8
New Jersey	28	7,246,811	2.58	258,815	6.745	358	717	71.6
New Mexico	9	1,980,705	0.71	220,078	6.346	355	728	78.3
Nevada	19	4,927,076	1.76	259,320	6.741	359	732	71.8
New York	64	21,637,750	7.72	338,090	6.692	359	726	66.3

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Ohio	24	3,246,376	1.16	135,266	6.737	359	714	78.6
Oklahoma	5	947,440	0.34	189,488	6.317	358	765	76.9
Oregon	55	11,533,315	4.11	209,697	6.623	359	742	74.4
Pennsylvania	27	6,220,342	2.22	230,383	6.863	359	711	69.1
Rhode Island	9	1,870,766	0.67	207,863	6.585	359	724	63.1
South Carolina	1	109,600	0.04	109,600	6.750	359	786	80.0
Tennessee	7	909,184	0.32	129,883	6.829	359	704	73.9
Texas	47	7,693,202	2.74	163,685	6.741	358	728	74.0
Utah	17	3,136,572	1.12	184,504	6.824	359	715	73.3
Virginia	21	5,553,686	1.98	264,461	6.670	359	718	70.7
Washington	59	13,907,306	4.96	235,717	6.605	358	725	73.6
Wisconsin	7	1,223,320	0.44	174,760	6.907	360	718	69.3
West Virginia	1	131,029	0.05	131,029	6.875	358	800	69.1

Total	1116	$280,436,064	100.00%

(1)	As of the initial cut-off date, no more than approximately 0.711% of the Initial Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	538	$133,445,368	47.58%	248,040	6.682	359	738	75.6
Refinance (cash-out)	402	103,234,930	36.81	256,803	6.621	358	714	61.9
Refinance (rate/term)	176	43,755,766	15.60	248,612	6.691	358	721	66.8

Total	1116	$280,436,064	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	727	$184,113,004	65.65%	253,250	6.652	359	722	68.8
Planned Unit Development	221	55,497,339	19.79	251,119	6.682	359	736	74.0
2-4 Family Residence	75	21,008,210	7.49	280,109	6.664	359	729	60.6
Condominium	89	17,828,110	6.36	200,316	6.736	357	735	68.5
Cooperative	1	1,000,000	0.36	1,000,000	5.625	359	777	64.2
High-rise Condominium	2	877,500	0.31	438,750	6.728	359	772	60.5
Manufactured Housing	1	111,901	0.04	111,901	6.625	359	764	80.0

Total	1116	$280,436,064	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Owner Occupied	851	$224,691,069	80.12%	264,032	6.644	359	725	70.3
Investment Property	223	46,143,102	16.45	206,920	6.731	358	732	63.7
Secondary Residence	42	9,601,893	3.42	228,616	6.705	359	731	68.8

Total	1116	$280,436,064	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	392	$96,538,176	34.42%	246,271	6.773	360	725	68.6
359	432	110,113,300	39.27	254,892	6.657	359	726	67.2
358	175	45,988,601	16.40	262,792	6.563	358	732	72.4
357	50	12,649,564	4.51	252,991	6.474	357	730	72.5
356	16	3,663,770	1.31	228,986	6.539	356	710	73.3
355	20	3,945,385	1.41	197,269	6.784	355	722	72.9
354	4	1,534,892	0.55	383,723	6.501	354	710	76.3
353	2	458,767	0.16	229,383	6.060	353	738	66.3
352	5	1,207,813	0.43	241,563	6.049	352	730	76.9
351	4	901,305	0.32	225,326	6.374	351	730	76.0
349	1	146,428	0.05	146,428	6.250	349	734	80.0
348	2	846,956	0.30	423,478	5.919	348	717	76.7
346	1	463,608	0.17	463,608	5.875	346	792	80.0
344	2	422,057	0.15	211,028	5.788	344	781	66.3
342	2	190,207	0.07	95,104	6.999	342	744	67.3
341	1	161,028	0.06	161,028	6.375	341	731	90.0
338	1	102,814	0.04	102,814	6.625	338	812	51.2
331	1	120,740	0.04	120,740	7.000	331	702	80.0
324	1	173,464	0.06	173,464	5.650	324	704	87.4
320	1	235,355	0.08	235,355	5.375	320	563	76.9
300	1	147,000	0.05	147,000	7.000	300	703	70.0
239	1	227,969	0.08	227,969	5.875	239	739	50.8
237	1	196,866	0.07	196,866	6.375	237	655	73.3

Total	1116	$280,436,064	100.00%

(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately 359 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	663	$149,394,842	53.27%	225,332	6.678	359	719	67.0
60	11	3,547,450	1.26	322,495	6.511	359	705	69.6
120	441	127,231,822	45.37	288,508	6.645	358	736	71.7
180	1	261,950	0.09	261,950	6.750	358	718	80.0

Total	1116	$280,436,064	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	898	$226,177,759	80.65%	251,868	6.672	358	728	69.0
12	14	4,293,552	1.53	306,682	6.598	359	727	63.8
24	8	1,083,109	0.39	135,389	6.770	359	724	71.0
36	175	43,708,263	15.59	249,762	6.604	359	717	70.4
42	1	415,000	0.15	415,000	6.875	360	703	76.9
60	20	4,758,382	1.70	237,919	6.662	359	710	70.4

Total	1116	$280,436,064	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2006-J4 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 1-X, Class 2-X, Class PO-1, Class PO-2, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class P Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-X, Class PO-1 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-X and Class PO-2 Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates and Group 2 Senior Certificates

Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates

Subordinated Certificates	Class M and Class B Certificates

LIBOR Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-6 Certificates

Class X Certificates	Class 1-X and Class 2-X Certificates

Class PO Certificates	Class PO-1 and Class PO-2 Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates	Class 1-A-2, Class 2-A-4, Class 1-X and Class 2-X Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

Class	Type
Offered Certificates
Class 1-A-1	Senior/Floating Pass-Through Rate

Class 1-A-2	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class 1-A-3	Senior/Fixed Pass-Through Rate/Super Senior

Class 1-A-4	Senior/Fixed Pass-Through Rate

Class 1-A-5	Senior/Fixed Pass-Through Rate/NAS

Class 1-A-6	Senior/Fixed Pass-Through Rate/Support

Class 1-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class 2-A-1	Senior/Fixed Pass-Through Rate/Planned Balance

Class 2-A-2	Senior/Fixed Pass-Through Rate/Planned Balance

Class 2-A-3	Senior/Floating Pass-Through Rate/Companion

Class 2-A-4	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class 2-A-5	Senior/Fixed Pass-Through Rate/Companion

Class 2-A-6	Senior/Floating Pass-Through Rate/Super Senior/Companion

Class 2-A-7	Senior/Fixed Pass-Through Rate/Support/Companion

Class 2-A-8	Senior/Fixed Pass-Through Rate/Planned Balance

Class 2-A-9	Senior/Fixed Pass-Through Rate/Planned Balance

Class 2-A-10	Senior/Variable Pass-Through Rate/Targeted Balance/Accretion Directed/Companion

Class 2-A-11	Senior/Variable Pass-Through Rate/Targeted Balance/Accretion Directed/Companion

Class 2-A-12	Senior/Fixed Pass-Through Rate/Accrual/Companion

Class 2-A-13	Senior/Fixed Pass-Through Rate/NAS

Class 2-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class PO-1	Senior/Principal Only

Class PO-2	Senior/Principal Only

Class A-R	Senior/Residual

Subordinated Certificates	Subordinate/Variable Pass-Through Rate

Class P	Prepayment Charges

The Class B-3, Class B-4, Class B-5 and Class P Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the “Summary — Description of the Certificates.”

The senior certificates will have an initial aggregate class certificate balance of approximately $412,332,555, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.25% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.35%
Class B-1	0.80%
Class B-2	0.50%
Class B-3	0.45%
Class B-4	0.35%
Class B-5	0.30%

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses allocated to the class,

•	in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under “— Allocation of Losses,” and in the case of the Class 2-A-12 Certificates, increased by

•	all interest accrued and added to its Class Certificate Balance prior to that Distribution Date,

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the related mortgage loans distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See “The Agreements – Realization Upon Defaulted Loans” in the prospectus.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

Notional Amount Certificates

The Class 1-A-2, Class 2-A-4, Class 1-X and Class 2-X Certificates are notional amount certificates.

The notional amount of the Class 1-A-2 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class 1-A-1 Certificates immediately prior to such Distribution Date.

The notional amount of the Class 2-A-4 Certificates for any Distribution Date will be equal to the aggregate Class Certificate Balance of the Class 2-A-3 and Class 2-A-6 Certificates immediately prior to such Distribution Date.

The notional amount of the Class 1-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

The notional amount of the Class 2-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

Book-Entry Certificates; Denominations

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s name on the book of its depositary which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. JPMorgan Chase will act as depositary for Euroclear (in such capacity the “Depositary”. Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class 1-A-4, Class 2-A-2, Class 2-A-5 and Class 2-A-9 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1.00 in excess thereof. Investors may hold such beneficial interests in the Class 1-A-4, Class 2-A-2, Class 2-A-5 and Class 2-A-9 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and integral multiples of $1.00 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear Participants on such business day. Cash received in Euroclear, as a result of sales of securities by or through a Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the Euroclear cash account only as of the business day following settlement in DTC.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear by its Depositary; however, such cross market transactions will require delivery of instructions to Euroclear by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear Participants may not deliver instructions directly to its Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax

Treatment of Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. The Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

Although DTC and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the prospectus.

Determination of LIBOR

The LIBOR Certificates and the Class 2-A-10 and Class 2-A-11 Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under “— Interest” below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under “— Interest” below.

LIBOR applicable to an interest accrual period for the LIBOR Certificates and the Class 2-A-10 and Class 2-A-11 Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities — Indices Applicable to Floating Rate and Inverse Floating Rate Classes — LIBOR.”

If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.30%.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the mortgage loans, including principal prepayments;

•	all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

•	all payments on account of prepayment charges on the mortgage loans;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all substitution adjustment amounts; and

•	all advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•	to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•	to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

•	to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•	to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group, the prepayment charges collected and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). Upon termination of the Pre-funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than the investment earnings, for distribution to the related certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the trustee fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction of the Master Servicer. In the case of:

•	the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•	the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

•	the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Pre-funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund in the supplemental interest trust will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee /Master Servicer	The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1 and loan group 2 will equal one-twelfth of the Stated Principal Balance of each mortgage loan multiplied by the Master Servicer Fee Rate (3). As of the initial cut-off date, the weighted average master servicing fee rate for the loans in loan group 1 and loan group 2 will be 0.207% and 0.241% per annum, respectively.	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the mortgage loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account.	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding mortgage loans. (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the mortgage loan	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses	With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)	Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See “— Amendment” in the prospectus.
(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.
(3)	The Master Servicer Fee Rate for each mortgage loan will range from 0.200% to 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.
(4)	“Excess Proceeds” with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.
(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.
(6)	Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.
(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in July 2006 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month preceding the month of that Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

•	to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates — Principal,” in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•	to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

•	to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under “Description of the Certificates — Interest” and “— Principal” in this free writing prospectus; and

•	any remaining available amounts, to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of:

•	all scheduled installments of interest (net of the related Expense Fees which include premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

•	all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest;

•	amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, and

•	with respect to loan group 2, for each Distribution Date during, and the Distribution Date immediately after the Pre-funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Pre-funding Period, any amounts remaining in the Pre-funding Account after the end of the Pre-funding Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

Pass-Though Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

LIBOR Certificates.

Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

Class	Initial Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class 1-A-1	6.10%	6.25% /0.80%	LIBOR + 0.80%
Class 1-A-2	0.15%	5.45% / 0.00%	5.45% - LIBOR
Class 2-A-3	6.00%	6.00% /0.70%	LIBOR + 0.70%
Class 2-A-4	0.00%	5.30% / 0.00%	5.30% - LIBOR
Class 2-A-6	6.00%	6.00% /0.70%	LIBOR + 0.70%

Class 2-A-10 Certificates

The pass-through rate for the Class 2-A-10 Certificates for the interest accrual period related to any Distribution Date will be determined as follows: (i) if LIBOR is less than or equal to 7.25%, the pass-through rate for the Class 2-A-10 Certificates will be 0.00% per annum and (ii) if LIBOR is greater than 7.25%, the pass-through rate for the Class 2-A-10 Certificates will be 30.00% per annum.

Class 2-A-11 Certificates

The pass-through rate for the Class 2-A-11 Certificates for the interest accrual period related to any Distribution Date will be determined as follows: (i) if LIBOR is less than or equal to 7.25%, the pass-through rate for the Class 2-A-11 Certificates will be 7.50% per annum and (ii) if LIBOR is greater than 7.25%, the pass-through rate for the Class 2-A-11 Certificates will be 0.00% per annum.

Class 1-X and Class 2-X Certificates

The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.25%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.28900% per annum.

The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.47882% per annum.

Subordinated Certificates

The pass-through rate for each class of subordinated certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

•	6.25% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date, and

•	6.00% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 6.05023% per annum.

The Class PO Certificates are principal only certificates and will not bear interest.

Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This “Interest Distribution Amount” for any class will be equal to the sum of:

•	interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

•	the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

The Class 2-A-12 Certificates are accrual certificates. Interest will accrue on the Class 2-A-12 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class 2-A-12 Certificates until the Accrual Termination Date, which is the earlier of:

•	the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

•	the Distribution Date on which the aggregate Class Certificate Balance of the Class 2-A-10 and Class 2-A-11 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the Class Certificate Balance of the Class 2-A-12 Certificates on the related Distribution Date.

For each Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds 5.45%, in addition to the interest distribution amount described above, the Class 1-A-1 Certificates will also be entitled to receive the related yield supplement amount from payments allocated to the trustee with respect to the related Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

For each Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds 5.30%, in addition to the interest distribution amount described above, the Class 2-A-3 Certificates will also be entitled to receive the related yield supplement amount from payments allocated to the trustee with respect to the related Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

For each Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds 5.30%, in addition to the interest distribution amount described above, the Class 2-A-6 Certificates will also be entitled to receive the related yield supplement amount from payments allocated to the trustee with respect to the related Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

Allocation of Net Interest Shortfalls

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the related Class PO Certificates) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal Balance of the mortgage loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “The Agreements—Certain Legal Aspects of the Loans — Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution

Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The “Assumed Balance” for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

Each class’ pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive or accrete on the Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

The Corridor Contracts

Countrywide Home Loans has entered into three interest rate corridor transactions, one with Bank of America, N.A. (“BANA”) for the benefit of the Class 1-A-1 Certificates (the “Class 1-A-1 Corridor Contract”) and two with Bear Stearns Financial Products Inc. (“Bear Stearns” and together with BANA, the “Corridor Contract Counterparties” and each a “Corridor Contract Counterparty”), one for the benefit of the Class 2-A-3 Certificates (the “Class 2-A-3 Corridor Contract”) and one for the benefit of the class 2-A-6 Certificates (the “Class 2-A-6 Corridor Contract” and together with the Class 1-A-1 Corridor Contract and the Class 2-A-3 Corridor Contract, the “Corridor Contracts” and each a “Corridor Contract”). Each Corridor Contract is evidenced by a confirmation between Countrywide Home Loans and the related Corridor Contract Counterparty.

The Corridor Contracts will be an asset of a separate trust (the “supplemental interest trust”) created under the pooling and servicing agreement for the benefit of the Class 1-A-1, Class 2-A-3 and Class 2-A-6 Certificates.

Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by Countrywide Home Loans and the related Corridor Contract Counterparty on the date that such Corridor Contract was executed. Each Corridor Contract is also subject to certain ISDA definitions, as published by the

International Swaps and Derivatives Association, Inc. On the closing date, Countrywide Home Loans will assign its rights under the Corridor Contracts to The Bank of New York, as supplemental interest trustee (in such capacity, the “supplemental interest trustee”).

With respect to each Corridor Contract and any Distribution Date on or prior to the related Corridor Contract Termination Date, the amount payable by the applicable Corridor Contract Counterparty under such Corridor Contract will equal the product of:

(i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the related Corridor Contract Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Corridor Contract Strike Rate for such Distribution Date,

(ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

(iii) one-twelfth.

On or prior to the related Corridor Contract Termination Date, amounts (if any) received under a Corridor Contract by the supplemental interest trustee will be used to pay the related Yield Supplement Amount as described below under “—The Corridor Contract Reserve Fund.” Amounts received on a Corridor Contract in excess of the amount necessary to pay the related Yield Supplement Amount on any Distribution Date will remain in the Corridor Contract Reserve Fund and may be used to pay such Yield Supplement Amounts on future Distribution Dates. Such amounts will not be available to make distributions on any class of Certificates other than the Class 1-A-1, Class 2-A-3 and Class 2-A-6 Certificates.

Class or Classes of Certificates	Corridor Contract Termination Date	Corridor Contract Strike Rate	Corridor Contract Ceiling Rate
Class 1-A-1	October 2018	5.45%	8.70%
Class 2-A-3	December 2022	5.30%	8.80%
Class 2-A-6	December 2022	5.30%	9.30%

The notional amounts of the Class 1-A-1 Corridor Contract are based on the mortgage loans having a constant prepayment rate (“CPR”) equal to 17% per annum of the then outstanding principal balance of the applicable mortgage loans. The notional amounts of the Class 2-A-3 Corridor Contract and Class 2-A-6 Corridor Contract are based on the mortgage loans having a CPR equal to 11% per annum of the then outstanding principal balance of the applicable mortgage loans.

The “Class 1-A-1 Corridor Contract Notional Balance” is as described in the following table:

Month of Distribution Date	Corridor Contract Notional Balance ($)
July 2006	30,000,000.00
August 2006	29,064,191.11
September 2006	28,149,826.20
October 2006	27,256,670.02
November 2006	26,384,392.52
December 2006	25,532,668.77
January 2007	24,701,178.89
February 2007	23,889,607.94
March 2007	23,097,645.90
April 2007	22,324,987.53
May 2007	21,571,332.36
June 2007	20,836,384.54
July 2007	20,119,852.86
August 2007	19,421,450.60
September 2007	18,740,895.48
October 2007	18,077,909.64
November 2007	17,432,219.49
December 2007	16,803,555.73
January 2008	16,191,653.21
February 2008	15,596,250.90
March 2008	15,017,091.84
April 2008	14,453,923.04
May 2008	13,906,495.44
June 2008	13,374,563.87
July 2008	12,857,886.95
August 2008	12,356,227.03
September 2008	11,869,350.20
October 2008	11,397,026.13
November 2008	10,939,028.10
December 2008	10,495,132.91
January 2009	10,065,120.81
February 2009	9,648,775.48
March 2009	9,245,883.95
April 2009	8,856,236.56
May 2009	8,479,626.92
June 2009	8,115,851.83
July 2009	7,764,711.26
August 2009	7,426,008.29
September 2009	7,099,549.04
October 2009	6,785,142.66
November 2009	6,482,601.27
December 2009	6,191,739.90
January 2010	5,912,376.46
February 2010	5,644,331.68
March 2010	5,387,429.10
April 2010	5,141,494.98
May 2010	4,906,358.30
June 2010	4,681,850.68
July 2010	4,467,806.37
August 2010	4,264,062.20
September 2010	4,070,457.53
October 2010	3,886,834.22
November 2010	3,713,036.60
December 2010	3,548,911.40
January 2011	3,394,307.76
February 2011	3,249,077.14
March 2011	3,113,073.33
April 2011	2,986,152.39
May 2011	2,868,172.62
June 2011	2,758,994.52
July 2011	2,656,851.68
August 2011	2,623,695.82
September 2011	2,598,681.95
October 2011	2,581,679.43
November 2011	2,572,559.66
December 2011	2,571,196.07
January 2012	2,570,196.07
February 2012	2,569,196.07
March 2012	2,568,196.07
April 2012	2,567,196.07
May 2012	2,566,196.07
June 2012	2,565,196.07
July 2012	2,564,196.07
August 2012	2,563,196.07
September 2012	2,562,196.07
October 2012	2,561,196.07
November 2012	2,560,196.07
December 2012	2,559,196.07
January 2013	2,558,196.07
February 2013	2,557,196.07
March 2013	2,556,196.07
April 2013	2,555,196.07
May 2013	2,554,196.07
June 2013	2,553,196.07
July 2013	2,552,196.07
August 2013	2,551,196.07
September 2013	2,550,196.07
October 2013	2,549,196.07
November 2013	2,548,196.07
December 2013	2,547,196.07
January 2014	2,546,196.07
February 2014	2,545,196.07
March 2014	2,544,196.07
April 2014	2,543,196.07
May 2014	2,542,196.07
June 2014	2,541,196.07
July 2014	2,540,196.07
August 2014	2,539,196.07
September 2014	2,538,196.07
October 2014	2,537,196.07
November 2014	2,536,196.07
December 2014	2,535,196.07
January 2015	2,534,196.07
February 2015	2,533,196.07
March 2015	2,532,196.07
April 2015	2,531,196.07
May 2015	2,530,196.07
June 2015	2,529,196.07
July 2015	2,528,196.07
August 2015	2,527,196.07
September 2015	2,526,196.07
October 2015	2,525,196.07
November 2015	2,524,196.07
December 2015	2,523,196.07
January 2016	2,522,196.07
February 2016	2,521,196.07
March 2016	2,520,196.07
April 2016	2,429,017.71
May 2016	2,333,039.66
June 2016	2,233,035.94
July 2016	2,134,682.67
August 2016	2,037,953.33
September 2016	1,942,821.84
October 2016	1,849,262.51
November 2016	1,757,250.06
December 2016	1,666,759.62
January 2017	1,577,766.71
February 2017	1,490,247.23
March 2017	1,404,177.47
April 2017	1,319,534.09
May 2017	1,236,294.12
June 2017	1,154,434.96
July 2017	1,073,934.36
August 2017	994,770.43
September 2017	916,921.61
October 2017	840,366.70
November 2017	765,084.84
December 2017	691,055.48
January 2018	618,258.41
February 2018	546,673.73
March 2018	476,281.87
April 2018	407,063.56
May 2018	338,999.84
June 2018	272,072.05
July 2018	206,261.82
August 2018	141,551.08
September 2018	77,922.05
October 2018	15,357.21
November 2018 and thereafter	0.00

The “Class 2-A-3 Corridor Contract Notional Balance” is as described in the following table:

Month of Distribution Date	Corridor Contract Notional Balance ($)
July 2006	25,700,000.00
August 2006	24,766,557.01
September 2006	23,860,285.04
October 2006	22,981,067.28
November 2006	22,128,779.18
December 2006	21,303,288.44
January 2007	20,504,454.98
February 2007	19,732,130.98
March 2007	18,986,160.83
April 2007	18,266,381.20
May 2007	17,572,621.03
June 2007	16,904,701.55
July 2007	16,262,436.33
August 2007	15,645,631.34
September 2007	15,054,084.96
October 2007	14,487,588.09
November 2007	13,945,924.15
December 2007	13,428,869.23
January 2008	12,936,192.09
February 2008	12,467,654.30
March 2008	12,023,010.35
April 2008	11,602,007.67
May 2008	11,204,386.83
June 2008	10,829,552.36
July 2008	10,477,237.04
August 2008	10,147,167.27
September 2008	9,839,063.14
October 2008	9,552,353.02
November 2008	9,285,256.04
December 2008	9,036,602.87
January 2009	8,793,116.17
February 2009	8,554,546.62
March 2009	8,320,833.87
April 2009	8,091,918.23
May 2009	7,867,740.64
June 2009	7,648,242.68
July 2009	7,433,366.56
August 2009	7,223,055.12
September 2009	7,017,251.80
October 2009	6,815,900.66
November 2009	6,618,946.36
December 2009	6,426,334.17
January 2010	6,238,009.94
February 2010	6,053,920.09
March 2010	5,874,011.66
April 2010	5,698,232.21
May 2010	5,526,529.92
June 2010	5,358,853.50
July 2010	5,195,152.23
August 2010	5,035,375.93
September 2010	4,879,474.98
October 2010	4,727,400.27
November 2010	4,579,103.26
December 2010	4,434,535.92
January 2011	4,293,650.74
February 2011	4,156,400.73
March 2011	4,022,739.42
April 2011	3,893,105.46
May 2011	3,766,978.26
June 2011	3,644,312.71
July 2011	3,525,438.78
August 2011	3,429,906.10
September 2011	3,337,604.94
October 2011	3,248,492.28
November 2011	3,162,525.57
December 2011	3,079,662.75
January 2012	2,999,862.22
February 2012	2,923,082.83
March 2012	2,849,283.89
April 2012	2,778,425.14
May 2012	2,710,466.80
June 2012	2,645,369.50
July 2012	2,583,094.33
August 2012	2,529,865.94
September 2012	2,479,309.27
October 2012	2,431,387.13
November 2012	2,386,062.73
December 2012	2,343,299.68
January 2013	2,303,062.03
February 2013	2,265,314.19
March 2013	2,230,021.00
April 2013	2,197,147.69
May 2013	2,166,659.88
June 2013	2,138,523.57
July 2013	2,112,705.14
August 2013	2,100,713.19
September 2013	2,090,775.87
October 2013	2,082,862.47
November 2013	2,076,942.61
December 2013	2,072,986.26
January 2014	2,070,963.76
February 2014	2,070,845.76
March 2014	2,070,845.76
April 2014	2,070,845.76
May 2014	2,070,845.76
June 2014	2,070,845.76
July 2014	2,070,845.76
August 2014	2,070,845.76
September 2014	2,070,845.76
October 2014	2,070,845.76
November 2014	2,070,845.76
December 2014	2,070,845.76
January 2015	2,070,845.76
February 2015	2,070,845.76
March 2015	2,070,845.76
April 2015	2,070,845.76
May 2015	2,070,845.76
June 2015	2,070,845.76
July 2015	2,070,845.76
August 2015	2,070,845.76
September 2015	2,070,845.76
October 2015	2,070,845.76
November 2015	2,070,845.76
December 2015	2,070,845.76
January 2016	2,070,845.76
February 2016	2,070,845.76
March 2016	2,070,845.76
April 2016	2,070,845.76
May 2016	2,070,845.76
June 2016	2,070,845.76
July 2016	2,070,845.76
August 2016	2,070,845.76
September 2016	2,070,845.76
October 2016	2,070,845.76
November 2016	2,070,845.76
December 2016	2,070,845.76
January 2017	2,070,845.76
February 2017	2,064,423.47
March 2017	2,044,545.40
April 2017	2,024,112.50
May 2017	2,003,141.27
June 2017	1,981,647.88
July 2017	1,959,648.23
August 2017	1,937,157.89
September 2017	1,914,192.12
October 2017	1,890,765.92
November 2017	1,866,893.99
December 2017	1,842,590.73
January 2018	1,817,870.28
February 2018	1,792,746.50
March 2018	1,767,232.99
April 2018	1,741,343.07
May 2018	1,715,089.80
June 2018	1,688,486.00
July 2018	1,661,544.23
August 2018	1,634,276.79
September 2018	1,606,695.75
October 2018	1,578,812.93
November 2018	1,550,639.93
December 2018	1,522,188.11
January 2019	1,493,468.58
February 2019	1,464,492.27
March 2019	1,435,269.86
April 2019	1,405,811.80
May 2019	1,376,128.37
June 2019	1,346,229.61
July 2019	1,316,125.34
August 2019	1,285,825.22
September 2019	1,255,338.69
October 2019	1,224,674.97
November 2019	1,193,843.13
December 2019	1,162,852.01
January 2020	1,131,710.31
February 2020	1,100,426.50
March 2020	1,069,008.90
April 2020	1,037,465.64
May 2020	1,005,804.69
June 2020	974,033.82

Month of Distribution Date	Corridor Contract Notional Balance ($)
July 2020	942,160.68
August 2020	910,192.70
September 2020	878,137.20
October 2020	846,001.30
November 2020	813,791.98
December 2020	781,516.06
January 2021	749,180.23
February 2021	716,791.00
March 2021	684,354.75
April 2021	651,877.72
May 2021	619,366.01
June 2021	586,812.87
July 2021	554,236.87
August 2021	521,643.70
September 2021	489,038.91
October 2021	456,427.94
November 2021	423,816.07
December 2021	391,208.48
January 2022	358,610.23
February 2022	326,026.24
March 2022	293,461.34
April 2022	260,920.21
May 2022	228,407.43
June 2022	195,927.49
July 2022	163,484.75
August 2022	131,083.44
September 2022	98,727.73
October 2022	66,421.64
November 2022	34,169.14
December 2022	1,974.05
January 2023 and thereafter	0.00

The “Class 2-A-6 Corridor Contract Notional Balance” is as described in the following table:

Month of Distribution Date	Corridor Contract Notional Balance ($)
July 2006	40,000,000.00
August 2006	38,547,170.44
September 2006	37,136,630.41
October 2006	35,768,198.10
November 2006	34,441,679.66
December 2006	33,156,869.17
January 2007	31,913,548.61
February 2007	30,711,487.90
March 2007	29,550,444.87
April 2007	28,430,165.30
May 2007	27,350,382.93
June 2007	26,310,819.53
July 2007	25,311,184.94
August 2007	24,351,177.18
September 2007	23,430,482.43
October 2007	22,548,775.24
November 2007	21,705,718.53
December 2007	20,900,963.78
January 2008	20,134,151.11
February 2008	19,404,909.42
March 2008	18,712,856.57
April 2008	18,057,599.48
May 2008	17,438,734.37
June 2008	16,855,334.41
July 2008	16,306,983.72
August 2008	15,793,256.45
September 2008	15,313,716.95
October 2008	14,867,475.51
November 2008	14,451,760.37
December 2008	14,064,751.55
January 2009	13,685,783.93
February 2009	13,314,469.45
March 2009	12,950,714.20
April 2009	12,594,425.26
May 2009	12,245,510.72
June 2009	11,903,879.66
July 2009	11,569,442.12
August 2009	11,242,109.13
September 2009	10,921,792.68
October 2009	10,608,405.70
November 2009	10,301,862.05
December 2009	10,002,076.54
January 2010	9,708,964.88
February 2010	9,422,443.73
March 2010	9,142,430.59
April 2010	8,868,843.91
May 2010	8,601,602.99
June 2010	8,340,628.02
July 2010	8,085,840.05
August 2010	7,837,160.99
September 2010	7,594,513.58
October 2010	7,357,821.44
November 2010	7,127,008.97
December 2010	6,902,001.43
January 2011	6,682,724.89
February 2011	6,469,106.20
March 2011	6,261,073.03
April 2011	6,059,308.11
May 2011	5,863,001.18
June 2011	5,672,082.03
July 2011	5,487,064.24
August 2011	5,338,375.26
September 2011	5,194,715.86
October 2011	5,056,019.11
November 2011	4,922,218.79
December 2011	4,793,249.42
January 2012	4,669,046.26
February 2012	4,549,545.27
March 2012	4,434,683.09
April 2012	4,324,397.11
May 2012	4,218,625.37
June 2012	4,117,306.62
July 2012	4,020,380.28
August 2012	3,937,534.53
September 2012	3,858,847.11
October 2012	3,784,260.13
November 2012	3,713,716.31
December 2012	3,647,159.04
January 2013	3,584,532.34
February 2013	3,525,780.84
March 2013	3,470,849.81
April 2013	3,419,685.13
May 2013	3,372,233.28
June 2013	3,328,441.35
July 2013	3,288,257.02
August 2013	3,269,592.51
September 2013	3,254,125.87
October 2013	3,241,809.29
November 2013	3,232,595.50
December 2013	3,226,437.76
January 2014	3,223,289.90
February 2014	3,223,106.25
March 2014	3,223,106.25
April 2014	3,223,106.25
May 2014	3,223,106.25
June 2014	3,223,106.25
July 2014	3,223,106.25
August 2014	3,223,106.25
September 2014	3,223,106.25
October 2014	3,223,106.25
November 2014	3,223,106.25
December 2014	3,223,106.25
January 2015	3,223,106.25
February 2015	3,223,106.25
March 2015	3,223,106.25
April 2015	3,223,106.25
May 2015	3,223,106.25
June 2015	3,223,106.25
July 2015	3,223,106.25
August 2015	3,223,106.25
September 2015	3,223,106.25
October 2015	3,223,106.25
November 2015	3,223,106.25
December 2015	3,223,106.25
January 2016	3,223,106.25
February 2016	3,223,106.25
March 2016	3,223,106.25
April 2016	3,223,106.25
May 2016	3,223,106.25
June 2016	3,223,106.25
July 2016	3,223,106.25
August 2016	3,223,106.25
September 2016	3,223,106.25
October 2016	3,223,106.25
November 2016	3,223,106.25
December 2016	3,223,106.25
January 2017	3,223,106.25
February 2017	3,213,110.46
March 2017	3,182,171.83
April 2017	3,150,369.64
May 2017	3,117,729.60
June 2017	3,084,276.86
July 2017	3,050,036.16
August 2017	3,015,031.73
September 2017	2,979,287.35
October 2017	2,942,826.34
November 2017	2,905,671.57
December 2017	2,867,845.49
January 2018	2,829,370.09
February 2018	2,790,266.93
March 2018	2,750,557.18
April 2018	2,710,261.58
May 2018	2,669,400.47
June 2018	2,627,993.78
July 2018	2,586,061.06
August 2018	2,543,621.46
September 2018	2,500,693.77
October 2018	2,457,296.39
November 2018	2,413,447.36
December 2018	2,369,164.37
January 2019	2,324,464.72
February 2019	2,279,365.40
March 2019	2,233,883.04
April 2019	2,188,033.93
May 2019	2,141,834.04
June 2019	2,095,299.00
July 2019	2,048,444.11
August 2019	2,001,284.40
September 2019	1,953,834.53
October 2019	1,906,108.90
November 2019	1,858,121.60
December 2019	1,809,886.40
January 2020	1,761,416.82
February 2020	1,712,726.07
March 2020	1,663,827.08
April 2020	1,614,732.51
May 2020	1,565,454.76
June 2020	1,516,005.95
July 2020	1,466,397.94
August 2020	1,416,642.34
September 2020	1,366,750.50

Month of Distribution Date	Corridor Contract Notional Balance ($)
October 2020	1,316,733.54
November 2020	1,266,602.30
December 2020	1,216,367.41
January 2021	1,166,039.26
February 2021	1,115,628.01
March 2021	1,065,143.58
April 2021	1,014,595.68
May 2021	963,993.79
June 2021	913,327.42
July 2021	862,625.48
August 2021	811,896.81
September 2021	761,150.06
October 2021	710,393.68
November 2021	659,635.91
December 2021	608,884.80
January 2022	558,148.22
February 2022	507,433.84
March 2022	456,749.16
April 2022	406,101.49
May 2022	355,497.95
June 2022	304,945.52
July 2022	254,450.97
August 2022	204,020.91
September 2022	153,661.83
October 2022	103,379.99
November 2022	53,181.54
December 2022	3,072.44
January 2023 and thereafter	0.00

The Class 1-A-1 Corridor Contract is scheduled to remain in effect up to and including the Distribution Date in October 2018 (the “Class 1-A-1 Corridor Contract Termination Date”). The Class 2-A-3 Corridor Contract is scheduled to remain in effect up to and including the Distribution Date in December 2022 (the “Class 2-A-3 Corridor Contract Termination Date”). The Class 2-A-6 Corridor Contract is scheduled to remain in effect up to and including the Distribution Date in December 2022 (the “Class 2-A-6 Corridor Contract Termination Date”). The Class 1-A-1 Corridor Contract Termination Date, the Class 2-A-3 Corridor Contract Termination Date and the Class 2-A-6 Corridor Contract Termination Date are also referred to as the “Corridor Contract Termination Dates.”

Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the related Corridor Contract Counterparty, the supplemental interest trust, the failure by the related Corridor Contract Counterparty (within three business days after notice of the failure is received by such Corridor Contract Counterparty) to make a payment due under that Corridor Contract, failure by the related Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

It shall also be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and with respect to Bear Stearns as Corridor Contract Counterparty, which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

If a Corridor Contract is terminated early, the related Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from such Corridor Contract Counterparty will be deposited by the supplemental interest trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the applicable Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

The significance percentage for each Corridor Contract is less than 10%. The “significance percentage” for a Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The “significance estimate” of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

Bear Stearns is a Delaware corporation and is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. Bear Stearns engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. Bear Stearns has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.

BANA is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. BANA is a wholly-owned indirect subsidiary of Bank of America Corporation and is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Moody’s currently rates BANA’s long-term debt as “Aa1” and short-term debt as “P-1.” S&P rates BANA’s long-term debt as “AA” and its short-term debt as “A-1+.” No assurances can be given that the current ratings of BANA’s instruments will be maintained

The offered certificates do not represent an obligation of either Corridor Contract Counterparty or the supplemental interest trustee. The holders of the offered certificates are not parties to or beneficiaries under any Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract.

The Corridor Contracts will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

The Corridor Contract Reserve Fund

The pooling and servicing agreement will require the trustee to establish an account (the “Corridor Contract Reserve Fund”), which will be held in trust in the supplemental interest trust by the trustee, as trustee of the supplemental interest trust, on behalf of the holders of the Class 1-A-1, Class 2-A-3 and Class 2-A-6 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

On each Distribution Date, the trustee, on behalf of the supplemental interest trust, will deposit in the Corridor Contract Reserve Fund any amounts received in respect of a Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of a Corridor Contract will be distributed to the Class 1-A-1, Class 2-A-3 and Class 2-A-6 Certificates, as applicable, to the extent necessary, to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain on deposit in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class 1-A-1, Class 2-A-3 and Class 2-A-6 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Countrywide Securities Corporation.

For any Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds the related Corridor Contract Strike Rate, the “Yield Supplement Amount” will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the related class of certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and the applicable Corridor Contract Ceiling Rate over (ii) the related Corridor Contract Strike Rate.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under “—Priorities of Distributions Among Certificates” between the related Class PO Certificates and the related senior certificates (other than the related Class PO Certificates and the related notional amount certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a “Discount mortgage loan”) will be determined as follows:

Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan	Non-PO Percentage of Discount Mortgage Loan
1	Less than 6.25%	Net mortgage rate divided by 6.25%
2	Less than 6.00%	Net mortgage rate divided by 6.00%

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a “Non-Discount mortgage loan”) will be 100%.

Non-Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan
1	Greater than or equal to 6.25%
2	Greater than or equal to 6.00%

The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

Discount Mortgage Loans in Loan Group	PO Percentage of Discount Mortgage Loan
1	(6.25% — net mortgage rate) divided by 6.25%
2	(6.00% — net mortgage rate) divided by 6.00%

The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related class of Class PO Certificates and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

The “Non-PO Formula Principal Amount” for any Distribution Date and loan group will equal the sum of:

(i)	the sum of the applicable Non-PO Percentage of

(a)	all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

(b)	the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

(c)	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

(d)	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)	with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

(f)	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

(ii)	(A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

(iii)	with respect to loan group 2, on the first Distribution Date after the Pre-funding Period, any amounts allocated to that loan group remaining in the Pre-funding Account and not allocated to the Class PO-2 Certificates.

Class 2-A-12 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class 2-A-12 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 2-A-12 Accrual Amount”) will be distributed as principal in the following order of priority:

(1) concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date; and

(2) to the Class 2-A-12 Certificates, until its Class Certificate Balance is reduced to zero.

Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 1

•	Sequentially:

(1)	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(2)	to the Class 1-A-5 Certificates, the Group 1 Priority Amount, until its Class Certificate Balance is reduced to zero;

(3)	in an amount up to $1,000 on each Distribution Date, to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

(4)	in an amount up to $437,000 on each Distribution Date, concurrently, to the Class 1-A-3 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(5)	to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

(6)	concurrently, to the Class 1-A-3 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(7)	to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero; and

(6)	to the Class 1-A-5 Certificates, without regard to the Group 1 Priority Amount, until its Class Certificate Balance is reduced to zero.

Distributions with Respect to Loan Group 2

•	Concurrently:

A)	75.8180705019%, sequentially:

i)	to the Class 2-A-13 Certificates, the Group 2 Priority Amount, until its Class Certificate Balance is reduced to zero;

ii)	sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date;

iii)	concurrently, to the Class 2-A-3, Class 2-A-6 and Class 2-A-7 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

iv)	to the Class 2-A-5 Certificates, until its Class Certificate Balance is reduced to zero;

v)	sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

vi)	to the Class 2-A-13 Certificates, without regard to the Group 2 Priority Amount, until its Class Certificate Balance is reduced to zero; and

B)	24.1819294981%, sequentially:

i)	sequentially, to the Class 2-A-8 and Class 2-A-9 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date;

ii)	concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

iii)	to the Class 2-A-12 Certificates, until its Class Certificate Balance is reduced to zero;

iv)	concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, pro rata, without regard to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

v)	sequentially, to the Class 2-A-8 and Class 2-A-9 Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

The capitalized terms used herein shall have the following meanings:

“Group 1 Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Group 1 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Group 1 Priority Percentage.

“Group 1 Priority Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

“Group 2 Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2 Priority Percentage.

“Group 2 Priority Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 2-A-13 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group 2 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

“Scheduled Principal Distribution Amount” for any Distribution Date and loan group will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Unscheduled Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

“Due Date” means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

“Prepayment Period” means for any Distribution Date and related Due Date (a) with respect to the mortgage loans directly serviced by Countrywide Servicing, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from June 1, 2006) through the fifteenth day of the following calendar month and (b) with respect to the remaining mortgage loans, the calendar month immediately preceding the month in which the Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of

•	the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of “Non-PO Formula Principal Amount” for that loan group and Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

•	the sum of

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

•	the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

•	with respect to loan group 2, the amount, if any, on deposit in the Pre-funding Account at the end of the Pre-funding Period allocated to loan group 2 but not allocable to the Class PO-2 Certificates, provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Certificates and the related notional amount certificates) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

“Stated Principal Balance” means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

•	any previous partial payments and liquidation proceeds received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower; and

•	liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

The “pool principal balance” equals the aggregate of the Stated Principal Balances of the mortgage loans.

The “loan group principal balance” with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

The “Senior Percentage” of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Certificates and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Certificates and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to a Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Certificates and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60%

of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

•	the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

•	cumulative Realized Losses on the mortgage loans in each loan group do not exceed

•	commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the initial cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Certificates and the related notional amount certificates) is reduced to zero.

Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Certificates and the related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Certificates and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Certificates and the related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an “Undercollateralization Distribution”). If the senior certificates, other than the related Class PO Certificates and the related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Certificates and the related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

The “Non-PO Pool Balance” for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

	Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	95.25%	4.75%	N/A
Class M	2.35%	2.40%	4.75%
Class B-1	0.80%	1.60%	2.40%
Class B-2	0.50%	1.10%	1.60%
Class B-3	0.45%	0.65%	1.10%
Class B-4	0.35%	0.30%	0.65%
Class B-5	0.30%	0.00%	0.30%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for each loan group and any Distribution Date will equal

•	the sum of

•	the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of “Non-PO Formula Principal Amount” for that loan group and that Distribution Date,

•

for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

•	the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

•	the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

•	reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Certificates and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO-1 Certificates and the Class PO-2 Certificates will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

•	Available Funds for the related loan group remaining after distribution and accretion of interest on the senior certificates in the same certificate group, and

•	a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

If the Class PO Principal Distribution Amount on a Distribution Date for the Class PO-1 or the Class PO-2 Certificates, as applicable, is calculated as provided in clause (y) above, principal distributions to the related senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

The “PO Formula Principal Amount” for any Distribution Date and each of the Class PO-1 and the Class PO-2 Certificates will equal the sum of:

•	the sum of the applicable PO Percentage of

•	all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

•	the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

•	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

•	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

•	with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

•	with respect to loan group 2, the amount, if any, on deposit in the Pre-funding Account at the end of the Pre-funding Period that is allocable to the Class PO-2 Certificates.

On the first Distribution Date following the end of the Pre-funding Period, the Class PO-2 Certificates will receive a prepayment in the amount equal to the excess of (x) the PO Sublimit over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans during the Pre-funding Period. The “PO Sublimit” is a portion of the amount deposited in the Pre-funding Account on the closing date which is equal to $241,977.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related class of Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related class of Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related class of Class PO Certificates before distributions of principal of the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the related class of Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates.

The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

•	first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•	second, to the senior certificates of the related senior certificate group (other than the related Class PO Certificates and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances, or, in the case of the Class 2-A-12 Certificates, on the basis of the lesser of its Class Certificate Balance immediately prior to that Distribution Date and its initial Class Certificate Balance, except that (i) the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-3 Certificates will instead be allocated to the Class 1-A-6 Certificates and (ii) the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-6 Certificates will instead be allocated to the Class 2-A-7 Certificates.

Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See “Credit Enhancement — Subordination” in the prospectus.

A “Liquidated Mortgage Loan” is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

Principal Balance Schedules

The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant range of rates or rate set forth below:

Principal Balance Schedule	Related Classes of Certificates	Prepayment Assumption Rate or Range of Rates
Aggregate Planned Balance I	Class 2-A-1 and Class 2-A-2 Certificates	100% to 250% PSA

Aggregate Planned Balance II	Class 2-A-8 and Class 2-A-9 Certificates	100% to 250% PSA

Aggregate Targeted Balance	Class 2-A-10 and Class 2-A-11 Certificates	70% of the Prepayment Assumption

The Standard Prepayment Assumption (the “PSA”) represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 125% PSA assumes prepayment rates of 0.25% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.25% per annum in each month thereafter (for example, 0.50% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 125% PSA assumes a constant prepayment rate of 7.5% per annum. Similarly, 350% PSA assumes prepayment rates of 0.7% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.7% per annum in each month thereafter (for example, 1.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 350% PSA assumes a constant prepayment rate of 21.0% per annum.

There is no assurance that the Class Certificate Balance of the Class 2-A-1, Class 2-A-2, Class 2-A-8 and Class 2-A-9 Certificates (the “Aggregate Planned Balance Certificates”) or the Class 2-A-10 and Class 2-A-11 Certificates (the “Aggregate Targeted Balance Certificates”) will conform on any Distribution Date to the related Aggregate Planned Balance or Aggregate Targeted Balance, as applicable, specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distributions of principal on such classes of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distribution of principal of these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balances of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the applicable range or at the rate specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the respective Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the respective Principal Balance Schedule, even if prepayments occur within the range or at the rate specified above.

Distribution Date	Aggregate Planned Balance I ($)	Aggregate Planned Balance II ($)	Aggregate Targeted Balance ($)
Initial	147,252,000.00	54,090,000.00	25,000,000.00
July 25, 2006	147,026,336.53	54,018,025.36	24,552,799.74
August 25, 2006	146,756,432.00	53,931,940.18	24,066,412.98
September 25, 2006	146,442,334.51	53,831,759.80	23,541,513.51
October 25, 2006	146,084,114.70	53,717,506.74	22,978,874.33
November 25, 2006	145,681,865.75	53,589,210.74	22,380,551.66
December 25, 2006	145,235,703.39	53,446,908.69	21,747,472.91
January 25, 2007	144,745,765.85	53,290,644.68	21,080,658.49
February 25, 2007	144,212,213.87	53,120,470.00	20,381,219.65
March 25, 2007	143,635,230.62	52,936,443.05	19,651,334.24
April 25, 2007	143,015,021.61	52,738,629.38	18,897,397.25
May 25, 2007	142,351,814.62	52,527,101.65	18,123,620.66
June 25, 2007	141,645,859.56	52,301,939.55	17,375,424.37
July 25, 2007	140,897,428.34	52,063,229.83	16,653,209.18
August 25, 2007	140,106,814.75	51,811,066.17	15,956,724.30
September 25, 2007	139,274,334.22	51,545,549.18	15,285,714.00
October 25, 2007	138,400,323.71	51,266,786.35	14,639,917.60
November 25, 2007	137,485,141.44	50,974,891.91	14,019,069.62
December 25, 2007	136,529,166.68	50,669,986.83	13,422,899.73
January 25, 2008	135,532,799.51	50,352,198.73	12,851,132.84
February 25, 2008	134,496,460.55	50,021,661.76	12,303,489.19
March 25, 2008	133,420,590.68	49,678,516.53	11,779,684.37
April 25, 2008	132,305,650.72	49,322,910.02	11,279,429.43
May 25, 2008	131,152,974.37	48,955,267.61	10,802,158.80
June 25, 2008	129,963,046.67	48,575,743.99	10,347,579.37
July 25, 2008	128,736,371.27	48,184,499.83	9,915,393.77
August 25, 2008	127,473,470.13	47,781,701.57	9,505,300.60
September 25, 2008	126,175,623.20	47,367,757.47	9,116,758.33
October 25, 2008	124,847,246.00	46,944,075.84	8,748,227.07
November 25, 2008	123,491,171.28	46,511,560.17	8,398,673.38
December 25, 2008	122,141,610.86	46,081,122.22	8,057,057.21
January 25, 2009	120,799,017.15	45,652,906.28	7,723,107.59
February 25, 2009	119,463,354.71	45,226,901.05	7,396,710.72
March 25, 2009	118,134,588.29	44,803,095.27	7,077,754.36
April 25, 2009	116,812,682.82	44,381,477.78	6,766,127.69
May 25, 2009	115,497,603.42	43,962,037.44	6,461,721.44
June 25, 2009	114,189,315.38	43,544,763.18	6,164,427.76
July 25, 2009	112,887,784.18	43,129,644.00	5,874,140.24
August 25, 2009	111,592,975.48	42,716,668.93	5,590,753.92
September 25, 2009	110,304,855.11	42,305,827.09	5,314,165.20
October 25, 2009	109,023,389.10	41,897,107.62	5,044,271.91
November 25, 2009	107,748,543.62	41,490,499.76	4,780,973.20
December 25, 2009	106,480,285.05	41,085,992.78	4,524,169.60
January 25, 2010	105,218,579.93	40,683,575.99	4,273,762.98
February 25, 2010	103,963,394.98	40,283,238.79	4,029,656.49
March 25, 2010	102,714,697.10	39,884,970.62	3,791,754.60
April 25, 2010	101,472,453.33	39,488,760.97	3,559,963.06
May 25, 2010	100,236,630.93	39,094,599.40	3,334,188.88
June 25, 2010	99,007,197.30	38,702,475.50	3,114,340.33
July 25, 2010	97,784,120.01	38,312,378.93	2,900,326.91
August 25, 2010	96,567,366.82	37,924,299.42	2,692,059.30
September 25, 2010	95,356,905.63	37,538,226.72	2,489,449.43
October 25, 2010	94,152,704.53	37,154,150.66	2,292,410.40
November 25, 2010	92,954,731.77	36,772,061.10	2,100,856.47
December 25, 2010	91,762,955.76	36,391,947.98	1,914,703.05
January 25, 2011	90,577,345.08	36,013,801.27	1,733,866.73
February 25, 2011	89,397,868.49	35,637,611.01	1,558,265.16
March 25, 2011	88,220,150.80	35,261,981.75	1,388,358.99
April 25, 2011	87,048,528.56	34,888,296.60	1,223,537.43
May 25, 2011	85,882,970.87	34,516,545.73	1,063,721.23
June 25, 2011	84,720,311.79	34,145,719.36	909,235.31
July 25, 2011	83,628,275.99	33,782,730.08	768,059.41
August 25, 2011	82,542,129.28	33,421,633.55	631,607.88
September 25, 2011	81,461,841.43	33,062,420.05	499,805.69

Distribution Date	Aggregate Planned Balance I ($)	Aggregate Planned Balance II ($)	Aggregate Targeted Balance ($)
October 25, 2011	80,387,382.38	32,705,079.94	372,578.80
November 25, 2011	79,318,722.22	32,349,603.60	249,854.23
December 25, 2011	78,255,831.19	31,995,981.48	131,559.93
January 25, 2012	77,198,679.70	31,644,204.08	17,624.88
February 25, 2012	76,147,238.31	31,294,261.93	0.00
March 25, 2012	75,101,477.72	30,946,145.64	0.00
April 25, 2012	74,061,368.81	30,599,845.84	0.00
May 25, 2012	73,026,882.60	30,255,353.21	0.00
June 25, 2012	71,997,990.25	29,912,658.51	0.00
July 25, 2012	70,995,851.67	29,573,670.85	0.00
August 25, 2012	69,999,168.25	29,236,452.77	0.00
September 25, 2012	69,007,911.75	28,900,995.16	0.00
October 25, 2012	68,022,054.11	28,567,288.96	0.00
November 25, 2012	67,041,567.41	28,235,325.15	0.00
December 25, 2012	66,066,423.86	27,905,094.76	0.00
January 25, 2013	65,096,595.85	27,576,588.88	0.00
February 25, 2013	64,132,055.88	27,249,798.62	0.00
March 25, 2013	63,172,776.62	26,924,715.17	0.00
April 25, 2013	62,218,730.86	26,601,329.72	0.00
May 25, 2013	61,269,891.56	26,279,633.56	0.00
June 25, 2013	60,326,231.80	25,959,617.97	0.00
July 25, 2013	59,429,145.63	25,644,980.42	0.00
August 25, 2013	58,536,954.17	25,331,980.78	0.00
September 25, 2013	57,649,631.68	25,020,610.56	0.00
October 25, 2013	56,767,152.54	24,710,861.31	0.00
November 25, 2013	55,889,491.29	24,402,724.64	0.00
December 25, 2013	55,016,622.59	24,096,192.20	0.00
January 25, 2014	54,148,521.23	23,791,255.66	0.00
February 25, 2014	53,285,162.14	23,487,906.75	0.00
March 25, 2014	52,426,520.38	23,186,137.26	0.00
April 25, 2014	51,572,571.15	22,885,938.98	0.00
May 25, 2014	50,723,289.77	22,587,303.79	0.00
June 25, 2014	49,878,651.69	22,290,223.58	0.00
July 25, 2014	49,078,567.42	21,998,223.45	0.00
August 25, 2014	48,288,897.39	21,707,730.24	0.00
September 25, 2014	47,511,238.92	21,418,736.14	0.00
October 25, 2014	46,745,416.09	21,131,233.36	0.00
November 25, 2014	45,991,255.49	20,845,214.16	0.00
December 25, 2014	45,248,586.20	20,560,670.85	0.00
January 25, 2015	44,517,239.72	20,277,595.76	0.00
February 25, 2015	43,797,049.98	19,995,981.28	0.00
March 25, 2015	43,087,853.28	19,715,819.83	0.00
April 25, 2015	42,389,488.26	19,437,103.86	0.00
May 25, 2015	41,701,795.86	19,159,825.87	0.00
June 25, 2015	41,024,619.31	18,883,978.40	0.00
July 25, 2015	40,432,397.54	18,612,877.98	0.00
August 25, 2015	39,848,464.66	18,344,068.62	0.00
September 25, 2015	39,272,706.58	18,079,022.47	0.00
October 25, 2015	38,705,010.78	17,817,687.74	0.00
November 25, 2015	38,145,266.28	17,560,013.33	0.00
December 25, 2015	37,593,363.59	17,305,948.84	0.00
January 25, 2016	37,049,194.74	17,055,444.57	0.00
February 25, 2016	36,512,653.22	16,808,451.49	0.00
March 25, 2016	35,983,633.96	16,564,921.23	0.00
April 25, 2016	35,458,772.83	16,323,305.13	0.00
May 25, 2016	34,937,225.40	16,083,214.47	0.00
June 25, 2016	34,398,273.00	15,835,111.56	0.00
July 25, 2016	33,867,121.57	15,590,599.77	0.00
August 25, 2016	33,343,661.78	15,349,628.77	0.00
September 25, 2016	32,827,785.78	15,112,148.91	0.00
October 25, 2016	32,319,387.23	14,878,111.24	0.00
November 25, 2016	31,818,361.23	14,647,467.48	0.00
December 25, 2016	31,324,604.36	14,420,170.01	0.00
January 25, 2017	30,838,014.59	14,196,171.86	0.00
February 25, 2017	30,358,491.31	13,975,426.72	0.00
March 25, 2017	29,885,935.31	13,757,888.92	0.00
April 25, 2017	29,420,248.72	13,543,513.40	0.00
May 25, 2017	28,961,335.05	13,332,255.75	0.00
June 25, 2017	28,509,099.12	13,124,072.15	0.00

Distribution Date	Aggregate Planned Balance I ($)	Aggregate Planned Balance II ($)	Aggregate Targeted Balance ($)
July 25, 2017	28,063,447.07	12,918,919.39	0.00
August 25, 2017	27,624,286.33	12,716,754.86	0.00
September 25, 2017	27,191,525.62	12,517,536.54	0.00
October 25, 2017	26,765,074.90	12,321,222.97	0.00
November 25, 2017	26,344,845.39	12,127,773.30	0.00
December 25, 2017	25,930,749.52	11,937,147.21	0.00
January 25, 2018	25,522,700.96	11,749,304.95	0.00
February 25, 2018	25,120,614.53	11,564,207.31	0.00
March 25, 2018	24,724,406.25	11,381,815.64	0.00
April 25, 2018	24,333,993.30	11,202,091.81	0.00
May 25, 2018	23,949,294.00	11,024,998.22	0.00
June 25, 2018	23,570,227.79	10,850,497.78	0.00
July 25, 2018	23,196,715.25	10,678,553.93	0.00
August 25, 2018	22,828,678.02	10,509,130.60	0.00
September 25, 2018	22,466,038.86	10,342,192.24	0.00
October 25, 2018	22,108,721.57	10,177,703.76	0.00
November 25, 2018	21,756,651.01	10,015,630.58	0.00
December 25, 2018	21,409,753.10	9,855,938.58	0.00
January 25, 2019	21,067,954.76	9,698,594.14	0.00
February 25, 2019	20,731,183.92	9,543,564.08	0.00
March 25, 2019	20,399,369.53	9,390,815.67	0.00
April 25, 2019	20,072,441.50	9,240,316.68	0.00
May 25, 2019	19,750,330.72	9,092,035.27	0.00
June 25, 2019	19,432,969.05	8,945,940.07	0.00
July 25, 2019	19,120,289.26	8,802,000.15	0.00
August 25, 2019	18,812,225.08	8,660,184.99	0.00
September 25, 2019	18,508,711.15	8,520,464.51	0.00
October 25, 2019	18,209,683.01	8,382,809.03	0.00
November 25, 2019	17,915,077.11	8,247,189.29	0.00
December 25, 2019	17,624,830.74	8,113,576.43	0.00
January 25, 2020	17,338,882.11	7,981,942.01	0.00
February 25, 2020	17,057,170.26	7,852,257.96	0.00
March 25, 2020	16,779,635.07	7,724,496.60	0.00
April 25, 2020	16,506,217.27	7,598,630.66	0.00
May 25, 2020	16,236,858.40	7,474,633.21	0.00
June 25, 2020	15,971,500.82	7,352,477.73	0.00
July 25, 2020	15,710,087.68	7,232,138.05	0.00
August 25, 2020	15,452,562.92	7,113,588.35	0.00
September 25, 2020	15,198,871.26	6,996,803.20	0.00
October 25, 2020	14,948,958.21	6,881,757.50	0.00
November 25, 2020	14,702,769.99	6,768,426.50	0.00
December 25, 2020	14,460,253.61	6,656,785.80	0.00
January 25, 2021	14,221,356.78	6,546,811.34	0.00
February 25, 2021	13,986,027.98	6,438,479.40	0.00
March 25, 2021	13,754,216.36	6,331,766.57	0.00
April 25, 2021	13,525,871.81	6,226,649.77	0.00
May 25, 2021	13,300,903.76	6,123,087.33	0.00
June 25, 2021	13,079,305.49	6,021,076.13	0.00
July 25, 2021	12,861,028.93	5,920,594.07	0.00
August 25, 2021	12,646,026.66	5,821,619.30	0.00
September 25, 2021	12,434,251.94	5,724,130.31	0.00
October 25, 2021	12,225,658.67	5,628,105.88	0.00
November 25, 2021	12,020,201.40	5,533,525.08	0.00
December 25, 2021	11,817,835.30	5,440,367.28	0.00
January 25, 2022	11,618,516.19	5,348,612.14	0.00
February 25, 2022	11,422,200.46	5,258,239.59	0.00
March 25, 2022	11,228,845.15	5,169,229.85	0.00
April 25, 2022	11,038,407.89	5,081,563.40	0.00
May 25, 2022	10,850,846.87	4,995,221.02	0.00
June 25, 2022	10,666,120.90	4,910,183.73	0.00
July 25, 2022	10,484,189.36	4,826,432.84	0.00
August 25, 2022	10,305,012.16	4,743,949.89	0.00
September 25, 2022	10,128,549.82	4,662,716.70	0.00
October 25, 2022	9,954,763.38	4,582,715.34	0.00
November 25, 2022	9,783,614.42	4,503,928.13	0.00
December 25, 2022	9,615,065.07	4,426,337.64	0.00
January 25, 2023	9,449,077.98	4,349,926.66	0.00
February 25, 2023	9,285,616.34	4,274,678.25	0.00
March 25, 2023	9,124,643.83	4,200,575.70	0.00

Distribution Date	Aggregate Planned Balance I ($)	Aggregate Planned Balance II ($)	Aggregate Targeted Balance ($)
April 25, 2023	8,966,124.64	4,127,602.52	0.00
May 25, 2023	8,810,023.48	4,055,742.46	0.00
June 25, 2023	8,656,305.54	3,984,979.49	0.00
July 25, 2023	8,504,936.49	3,915,297.82	0.00
August 25, 2023	8,355,882.49	3,846,681.87	0.00
September 25, 2023	8,209,110.16	3,779,116.27	0.00
October 25, 2023	8,064,586.62	3,712,585.88	0.00
November 25, 2023	7,922,279.40	3,647,075.76	0.00
December 25, 2023	7,782,156.53	3,582,571.19	0.00
January 25, 2024	7,644,186.46	3,519,057.65	0.00
February 25, 2024	7,508,338.09	3,456,520.82	0.00
March 25, 2024	7,374,580.76	3,394,946.58	0.00
April 25, 2024	7,242,884.23	3,334,321.02	0.00
May 25, 2024	7,113,218.69	3,274,630.41	0.00
June 25, 2024	6,985,554.75	3,215,861.22	0.00
July 25, 2024	6,859,863.43	3,158,000.11	0.00
August 25, 2024	6,736,116.14	3,101,033.93	0.00
September 25, 2024	6,614,284.73	3,044,949.70	0.00
October 25, 2024	6,494,341.39	2,989,734.64	0.00
November 25, 2024	6,376,258.76	2,935,376.13	0.00
December 25, 2024	6,260,009.82	2,881,861.76	0.00
January 25, 2025	6,145,567.94	2,829,179.25	0.00
February 25, 2025	6,032,906.87	2,777,316.53	0.00
March 25, 2025	5,922,000.73	2,726,261.67	0.00
April 25, 2025	5,812,824.00	2,676,002.94	0.00
May 25, 2025	5,705,351.52	2,626,528.74	0.00
June 25, 2025	5,599,558.47	2,577,827.67	0.00
July 25, 2025	5,495,420.41	2,529,888.45	0.00
August 25, 2025	5,392,913.21	2,482,699.98	0.00
September 25, 2025	5,292,013.09	2,436,251.33	0.00
October 25, 2025	5,192,696.63	2,390,531.70	0.00
November 25, 2025	5,094,940.70	2,345,530.45	0.00
December 25, 2025	4,998,722.51	2,301,237.10	0.00
January 25, 2026	4,904,019.62	2,257,641.29	0.00
February 25, 2026	4,810,809.85	2,214,732.84	0.00
March 25, 2026	4,719,071.38	2,172,501.68	0.00
April 25, 2026	4,628,830.79	2,130,960.06	0.00
May 25, 2026	4,540,017.69	2,090,075.58	0.00
June 25, 2026	4,452,662.05	2,049,862.03	0.00
July 25, 2026	4,366,691.26	2,010,285.99	0.00
August 25, 2026	4,282,085.02	1,971,338.11	0.00
September 25, 2026	4,198,823.32	1,933,009.18	0.00
October 25, 2026	4,116,886.41	1,895,290.10	0.00
November 25, 2026	4,036,254.85	1,858,171.93	0.00
December 25, 2026	3,956,909.44	1,821,645.84	0.00
January 25, 2027	3,878,831.27	1,785,703.11	0.00
February 25, 2027	3,802,001.72	1,750,335.17	0.00
March 25, 2027	3,726,402.38	1,715,533.55	0.00
April 25, 2027	3,652,015.15	1,681,289.92	0.00
May 25, 2027	3,578,822.16	1,647,596.04	0.00
June 25, 2027	3,506,805.79	1,614,443.82	0.00
July 25, 2027	3,435,948.70	1,581,825.26	0.00
August 25, 2027	3,366,233.75	1,549,732.48	0.00
September 25, 2027	3,297,644.08	1,518,157.71	0.00
October 25, 2027	3,230,163.05	1,487,093.29	0.00
November 25, 2027	3,163,774.26	1,456,531.69	0.00
December 25, 2027	3,098,461.55	1,426,465.45	0.00
January 25, 2028	3,034,208.98	1,396,887.23	0.00
February 25, 2028	2,971,000.84	1,367,789.81	0.00
March 25, 2028	2,908,821.64	1,339,166.06	0.00
April 25, 2028	2,847,656.11	1,311,008.94	0.00
May 25, 2028	2,787,489.20	1,283,311.53	0.00
June 25, 2028	2,728,306.07	1,256,067.00	0.00
July 25, 2028	2,670,092.10	1,229,268.61	0.00
August 25, 2028	2,612,832.86	1,202,909.72	0.00
September 25, 2028	2,556,514.15	1,176,983.81	0.00
October 25, 2028	2,501,121.95	1,151,484.40	0.00
November 25, 2028	2,446,642.45	1,126,405.15	0.00
December 25, 2028	2,393,062.02	1,101,739.78	0.00

Distribution Date	Aggregate Planned Balance I ($)	Aggregate Planned Balance II ($)	Aggregate Targeted Balance ($)
January 25, 2029	2,340,367.26	1,077,482.12	0.00
February 25, 2029	2,288,544.93	1,053,626.08	0.00
March 25, 2029	2,237,581.99	1,030,165.65	0.00
April 25, 2029	2,187,465.57	1,007,094.91	0.00
May 25, 2029	2,138,183.01	984,408.03	0.00
June 25, 2029	2,089,721.82	962,099.27	0.00
July 25, 2029	2,042,069.68	940,162.94	0.00
August 25, 2029	1,995,214.45	918,593.47	0.00
September 25, 2029	1,949,144.16	897,385.34	0.00
October 25, 2029	1,903,847.03	876,533.13	0.00
November 25, 2029	1,859,311.43	856,031.48	0.00
December 25, 2029	1,815,525.89	835,875.12	0.00
January 25, 2030	1,772,479.13	816,058.84	0.00
February 25, 2030	1,730,160.00	796,577.53	0.00
March 25, 2030	1,688,557.53	777,426.14	0.00
April 25, 2030	1,647,660.91	758,599.67	0.00
May 25, 2030	1,607,459.48	740,093.22	0.00
June 25, 2030	1,567,942.71	721,901.96	0.00
July 25, 2030	1,529,100.26	704,021.11	0.00
August 25, 2030	1,490,921.91	686,445.98	0.00
September 25, 2030	1,453,397.60	669,171.93	0.00
October 25, 2030	1,416,517.41	652,194.39	0.00
November 25, 2030	1,380,271.56	635,508.87	0.00
December 25, 2030	1,344,650.41	619,110.93	0.00
January 25, 2031	1,309,644.46	602,996.19	0.00
February 25, 2031	1,275,244.36	587,160.35	0.00
March 25, 2031	1,241,440.88	571,599.15	0.00
April 25, 2031	1,208,224.91	556,308.42	0.00
May 25, 2031	1,175,587.51	541,284.02	0.00
June 25, 2031	1,143,539.67	526,531.03	0.00
July 25, 2031	1,112,062.36	512,040.67	0.00
August 25, 2031	1,081,136.85	497,804.34	0.00
September 25, 2031	1,050,754.70	483,818.12	0.00
October 25, 2031	1,020,907.56	470,078.21	0.00
November 25, 2031	991,587.24	456,580.81	0.00
December 25, 2031	962,785.66	443,322.20	0.00
January 25, 2032	934,494.83	430,298.72	0.00
February 25, 2032	906,706.90	417,506.74	0.00
March 25, 2032	879,414.14	404,942.71	0.00
April 25, 2032	852,608.91	392,603.12	0.00
May 25, 2032	826,283.69	380,484.49	0.00
June 25, 2032	800,431.07	368,583.42	0.00
July 25, 2032	775,043.75	356,896.55	0.00
August 25, 2032	750,114.53	345,420.56	0.00
September 25, 2032	725,636.32	334,152.19	0.00
October 25, 2032	701,602.12	323,088.21	0.00
November 25, 2032	678,005.05	312,225.47	0.00
December 25, 2032	654,838.32	301,560.83	0.00
January 25, 2033	632,095.24	291,091.21	0.00
February 25, 2033	609,769.21	280,813.58	0.00
March 25, 2033	587,853.73	270,724.95	0.00
April 25, 2033	566,342.41	260,822.37	0.00
May 25, 2033	545,228.94	251,102.93	0.00
June 25, 2033	524,507.09	241,563.77	0.00
July 25, 2033	504,170.73	232,202.08	0.00
August 25, 2033	484,213.84	223,015.06	0.00
September 25, 2033	464,630.46	213,999.99	0.00
October 25, 2033	445,414.73	205,154.16	0.00
November 25, 2033	426,560.86	196,474.92	0.00
December 25, 2033	408,063.17	187,959.64	0.00
January 25, 2034	389,916.05	179,605.74	0.00
February 25, 2034	372,113.97	171,410.68	0.00
March 25, 2034	354,651.47	163,371.94	0.00
April 25, 2034	337,523.20	155,487.06	0.00
May 25, 2034	320,723.86	147,753.61	0.00
June 25, 2034	304,248.24	140,169.18	0.00
July 25, 2034	288,091.21	132,731.40	0.00
August 25, 2034	272,247.71	125,437.96	0.00
September 25, 2034	256,712.75	118,286.55	0.00

Distribution Date	Aggregate Planned Balance I ($)	Aggregate Planned Balance II ($)	Aggregate Targeted Balance ($)
October 25, 2034	241,481.42	111,274.91	0.00
November 25, 2034	226,548.88	104,400.82	0.00
December 25, 2034	211,910.36	97,662.09	0.00
January 25, 2035	197,561.16	91,056.53	0.00
February 25, 2035	183,496.65	84,582.04	0.00
March 25, 2035	169,712.27	78,236.50	0.00
April 25, 2035	156,203.53	72,017.84	0.00
May 25, 2035	142,965.99	65,924.04	0.00
June 25, 2035	129,995.30	59,953.07	0.00
July 25, 2035	117,287.16	54,102.97	0.00
August 25, 2035	104,837.33	48,371.77	0.00
September 25, 2035	92,641.63	42,757.57	0.00
October 25, 2035	80,695.97	37,258.47	0.00
November 25, 2035	69,183.31	31,958.70	0.00
December 25, 2035	57,908.57	26,768.45	0.00
January 25, 2036	46,867.87	21,685.95	0.00
February 25, 2036	36,057.41	16,709.43	0.00
March 25, 2036	25,648.84	11,917.92	0.00
April 25, 2036	16,340.39	7,632.84	0.00
May 25, 2036	7,834.84	3,717.37	0.00
June 25, 2036 and thereafter	0.00	0.00	0.00